Ex 10.219

Loan Agreement

between

LF3 RIFC, LLC

and

LF3 RIFC TRS, LLC

Collectively, as Borrower

and

LEGENDARY A-1 BONDS, LLC

as Lender

AUGUST 3, 2022

Ex 10.219

TABLE OF CONTENTS

Page

LIST OF SCHEDULESiii

Article I Definitions1

Section 1.1Specific Definitions1

Article IIGeneral Loan Terms1

Section 2.1The Loan9

Section 2.2Interest, Monthly Payments9

(a)Generally9

(c)Taxes9

(d)Requirements of Law11

Section 2.3Loan Repayment10

(a)Repayment10

(b)Mandatory Prepayments10

(c)Optional Prepayments10

Section 2.4Release of Property11

Section 2.5Payments and Computations11

(a)Making of Payments11

(b)Computations11

(c)Late Payment Charge11

Section 2.6 Extension Option11

Article IIIReserves12

Section 3.2Required Repairs12

Section 3.3Taxes and Insurance Escrow12

Section 3.4Operating Expense Subaccount15

Section 3.6FF&E Reserve12

(a)Funding of FF&E Reserve16

(b)Disbursements of FF&E Reserve Funds16

Section 3.7Casualty/Condemnation Funds13

Section 3.8Excess Cash Flow Subaccount18

Section 3.9Grant of Security Interest, Application of Funds13

Section 3.10Property Cash Flow Allocation14

Section 3.11Reasonable Care14

Section 3.12Lender’s Liability14

Article IVRepresentations And Warranties15

Section 4.1Organization, Special Purpose15

Section 4.2Proceedings, Enforceability15

Section 4.3No Conflicts15

Section 4.4Litigation16

Section 4.5Agreements16

Section 4.6Title16

Section 4.7No Bankruptcy Filing17

Section 4.8Full and Accurate Disclosure17

Section 4.9No Plan Assets17

Section 4.10Compliance17

Section 4.11Contracts18

Section 4.12Federal Reserve Regulations, Investment Company Act18

Section 4.13Utilities and Public Access18

Section 4.14Physical Condition18

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Section 4.15Leases18

Section 4.16 Fraudulent Transfer19

Section 4.17 Ownership of Borrower19

Section 4.18 Management Agreement19

Section 4.19 Franchise Agreement20

Section 4.20 Hazardous Substances20

Section 4.21 Name, Principal Place of Business20

Section 4.22 Other Debt20

Section 4.23 Embargoed Person20

Section 4.24 Anti-Money Laundering20

Section 4.25 Sharing Agreements20

Section 4.26 Labor Matters20

Section 4.27 Operating Lease20

Article VCovenants21

Section 5.1Existence21

Section 5.2 Taxes21

Section 5.3 Repairs, Maintenance and Compliance, Alterations22

(a)Repairs, Maintenance and Compliance22

(b)Alterations22

Section 5.4 Performance of Other Agreements23

Section 5.5 Cooperate in Legal Proceedings23

Section 5.6 Further Assurances23

Section 5.7 Environmental Matters23

Section 5.8 Title to the Property, Liens23

Section 5.9 Leases23

Section 5.10 Estoppel23

Section 5.11 Property Management23

(a)Management Agreement24

(b)Termination of Manager24

Section 5.12 Special Purpose Bankruptcy Remote Entity25

Section 5.13 Change in Business or Operation of Property25

Section 5.14 Certain Prohibited Actions25

Section 5.15 Prohibited Transfers, Loan Assumption25

Section 5.16 Expenses27

Section 5.17 Indemnity27

Section 5.18 Embargoed Person29

Section 5.19 Anti-Money Laundering30

Section 5.20 Easements, Rights-of-Way, and Restrictive Covenants30

Section 5.21 Use and Operation of the Property30

Section 5.22 Hotel Covenants34

Section 5.23 Operating Lease Covenants32

Article VINotices And Reporting32

Section 6.1 Notices32

Section 6.2 Borrower Notices and Deliveries33

Section 6.3 Financial Reporting34

(a)Bookkeeping34

(b)Quarterly Reports34

(c)Annual Reports34

(d)Other Reports34

Article VII Insurance, Casualty, And Condemnation35

Section 7.1 Insurance35

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(a)Coverage35

(b)Policies35

Section 7.2 Casualty36

(a)Notice, Restoration36

(b)Settlement of Proceeds36

Section 7.3 Condemnation36

(a)Notice, Restoration36

(b)Collection of Award37

Section 7.4 Application of Proceeds or Award37

(a)Application to Restoration37

(b)Application to Debt38

(c)Procedure for Application to Restoration38

Article VIII Defaults39

Section 8.1 Events of Default39

Section 8.2 Remedies40

(a)Acceleration40

(b)Remedies Cumulative40

(c)Delay41

(d)Lender’s Right to Perform41

Article IX Miscellaneous41

Section 9.1 Survival41

Section 9.2 Lender’s Discretion41

Section 9.3 Rules of Construction41

Section 9.4 Modification, Waiver in Writing42

Section 9.5 Time of Essence42

Section 9.6 Waiver of Jury Trial42

Section 9.7 Severability43

Section 9.8 Preferences43

Section 9.9 Waiver of Notice43

Section 9.10 Remedies of Borrower43

Section 9.11 Prior Agreements43

Section 9.12 Offsets, Counterclaims and Defenses43

Section 9.13 No Usury44

Section 9.14 Conflict, Construction of Documents44

Section 9.15 No Third Party Beneficiaries44

Section 9.16 Joint and Several Liability44

Section 9.17 Assignment47

Section 9.18 Governing Law47

Section 9.19 Counterparts48

Section 9.20 Final Agreement48

LIST OF SCHEDULES

Schedule 1 -Form of Notes
Schedule 2 -Required Repairs
Schedule 3 -Organization of Borrower
Schedule 4 -Definition of Special Purpose Bankruptcy Remote Entity
Schedule 5 -Service Contracts

Ex 10.219

Loan Agreement

This Loan Agreement (this “Agreement”), dated as of August 3, 2022 (the “Effective Date”) is made by and between LF3 RIFC, LLC, a Delaware limited liability company (“SPE Owner”) and LF3 RIFC TRS, LLC, a Delaware limited liability company (“TRS Lessee”; and collectively with SPE Owner, “Borrower”), and LEGENDARY A-1 BONDS, LLC, a Delaware limited liability company (“Lender”).

Article IDefinitions
Section 1.1Specific Definitions. The following terms have the meanings set forth below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by, or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Approved Capital Expenses” means those Capital Expenses incurred by Borrower that are approved by Lender in its reasonable discretion.

“Approved Operating Expenses” means Operating expenses incurred by Borrower which (i) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Property, (ii) are for sales, use, occupancy, liquor or similar taxes at the Hotel, (iii) as customarily occurred in the normal course of business in the operation of the Hotel, or (iv) have been approved in writing by Lender.

“Borrower Representative” means individually or collectively, as the context may require, SPE Owner’s Member, SPE Owner’s Member GP, and TRS Lessee’s Member.

“Business Day” means any day other than a Saturday or a Sunday or any day on which commercial banks in Fort Collins, Colorado are authorized or required to close.

“Capital Expenses” means expenses that are necessary for the repair and improvement of the Property which are required to be capitalized under GAAP.

“Change in Control” means if Control Party no longer has the power to direct or cause the direction of the management and policies of Borrower or Borrower Representative.

“Code” means the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Contributor” means RLC V RIFC, LLC, a Colorado limited liability company.

“Control” means with respect to any Person, either (i) ownership directly or indirectly of 25 percent or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

“Control Party” means SPE Owner’s Member GP, or any Successor Control Party.

“Debt” means the unpaid Principal, all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan or under any Loan Document.

“Debt Service” means with respect to any particular period, the scheduled Principal and interest payments due under the Notes in such period.

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“Debt Service Amount” means Debt Service due on the Loan during the 12 month period ending on the applicable Determination Date; provided, during the first 12 months after the Effective Date, the Debt Service Amount will be calculated based on Debt Service made to the applicable Determination Date, provided such payments will be annualized; and provided further, if at any time during the 12 month period ending on the applicable Determination Date, interest-only payments are due, then with respect to such interest-only period, the Debt Service Amount will be the monthly payment of Principal and interest that would be due based on a 25 year amortization schedule using the then-current interest rate.

Default” means the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

“Determination Date” means the last day of each Fiscal Quarter occurring after the Effective Date.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

“Excusable Delay” means a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, war, other enemy actions, terrorism, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of the party in question.

“Exit Fee” means a fee due to Lender at repayment of the Tranche 1 portion of the Loan (whether at or prior to the Maturity Date) equal to one and three-quarters percent (1.75%) of the full amount due under the Loan at the time of such repayment.

“FF&E” means fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located in or on the Property or the Improvements or used in connection with the use, occupancy, operation and maintenance of all or any part of the hotel located on the Property, other than stocks of food and other supplies held for consumption in normal operation but including, without limitation, appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurant, public rooms, health and recreational facilities, linens, dishware, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, reservation system computer and related equipment, all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets, and the Vehicles (as defined in the Uniform System of Accounts for Hotels).

“Fiscal Quarter” means, the quarterly accounting periods of Borrower consistent with the Borrower’s accounting and reporting practices in effect on the Effective Date.

“Force Majeure Event” means any damage to the Improvements or disruption to the operation of the Property that is caused by fire or acts of God (such as flood, lightning, earthquake, or hurricane), war, strikes, other labor disputes, or riots or similar civil disturbance, but only to the extent such damage or disruption (a) is beyond the control of and not caused in whole or in part by negligence, illegal acts, or willful misconduct of Borrower, its employees, or any Person acting under Borrower’s control or with the

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approval or authorization of Borrower and (b) could not have been avoided or overcome by the exercise of due diligence or reasonable foresight on the part of Borrower or any other such Person.

“Franchise Agreement” means the Relicensing Franchise Agreement dated as of August 3, 2022, between TRS Lessee, as licensee, and Franchisor, as licensor.

“Franchisor” means Marriott International, Inc..

“GAAP” means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” means any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

“Gross Revenues” means, for any period, the Rents actually received by Borrower or Manager.

“Guarantor” means SPE Owner’s Member.

“Guaranty” means the Guaranty Agreement dated as of the Effective Date by SPE Owner’s Member, guarantying the obligations of Borrower under the Loan Documents.

“Hotel Transactions” means, collectively, (i) occupancy arrangements for customary hotel transactions in the ordinary course of Borrower’s business conducted at the hotel located at the Property, including nightly rentals (or licensing) of individual hotel rooms or suites, banquet room use, and food and beverage services, and (ii) informational or guest services that are terminable on one month’s notice or less without cause and without penalty or premium, including co-marketing, promotional services, and outsourced services.

“Improvements” means all buildings and other improvements on the Land.

“Insurance Requirements” means collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting the Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, or such other body exercising similar functions, having jurisdiction over the Property.

“Interest Period” means (i) the period beginning on and including the Effective Date and ending on the last day of the calendar month in which the Effective Date occurs, (ii) each calendar month thereafter until the calendar month before the month in which the Maturity Date occurs, and (iii) the period beginning on the first day of the calendar month in which the Maturity Date occurs and ending on the Maturity Date.

“Interest Rate” means, (i) with respect to Note 1, seven percent (7.0%) per annum, (ii) with respect to Note 2, seven percent (7.0%) per annum, and (iii) with respect to Note 3, seven percent (7.0%) per annum.

“Inventory” means, as defined in the UCC, and including items which would be entered on a balance sheet under the line items for “Inventories” or “china, glassware, silver, linen and uniforms” under the Uniform System of Accounts for Hotels.

“Land” means the tract of land located in Larimer County, Colorado described on Exhibit A to the Security Instrument.

“Leases” means all leases, licenses, and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the

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Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder. As used herein, the term “Leases” will not include Hotel Transactions.

“Legal Requirements” means statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property.

“Lien” means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of the Property or any interest therein, or any direct or indirect interest in Borrower or Borrower Representative, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” means the loan in the Principal amount made pursuant to this Agreement and evidenced by the Notes.

“Loan Documents” means this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including, but not limited to, the following, each of which is dated as of the Effective Date (a) the Loan Agreement, (b) the Notes, (c) the Security Instrument, (d) the Guaranty, and (e) the Environmental Indemnity Agreement made by Guarantor and Borrower (the “Environmental Indemnity”), as each of the foregoing may be (and each of the foregoing defined terms will refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

“Management Agreement” means the Management Agreement dated August 3, 2022, between TRS Lessee and Manager, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.11.

“Manager” means initially NHS LLC dba National Hospitality Services, a North Dakota limited liability company, and will include any successor, assignee or replacement manager appointed by a Borrower in accordance with Section 5.11.

“Material Alteration” means any alteration affecting structural elements of the Property, any utility or HVAC system contained in the Property, or the exterior of any building constituting a part of the Property, or any alteration at the Property the cost of which exceeds $200,000, in each case, however, other than the following, which will not constitute Material Alterations means (i) Required Repairs, (ii) alterations performed as part of a Restoration, or (iii) alterations performed in connection with Approved Capital Expenses (iv) any Property Improvement Plan consented to by Lender.

“Maturity Date” means the date on which the final payment of principal of the Notes becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Net Cash Flow” means for any period Gross Revenues actually received by Borrower or Manager, annualized, less the greater of (1) Approved Operating Expenses and (2) operating expenses actually paid by Borrower or Manager for the 12 month period ending with the most recent calendar month reporting. For the purpose of determining Net Cash Flow, operating expenses will (x) not include

Ex 10.219

depreciation, amortization and other non-cash items, debt service, Capital Expenses, any contributions to any of the Reserve Funds, income taxes or other taxes in the nature of income taxes on sales, or use taxes required to be paid to any Governmental Authority, equity distributions, and other extraordinary and non-recurring items, and legal or other professional services fees and expenses unrelated to the operation of the Property, (y) be increased to reflect known increases in operating expenses that are anticipated, in Lender’s reasonable determination, to occur within the succeeding 12-month period including without limitation those related to Taxes and Insurance Premiums and (z) include (I) the actual fees paid to the Manager pursuant to the Management Agreement for such period of determination and (II) an amount equal to the greater of (x) an imputed capital improvement/FF&E requirement amount equal to the Required Percentage (as defined in Section 3.10(b) of Gross Revenue per annum (regardless of whether a reserve therefor is required hereunder or the amount of such reserve) and (y) the amount actually deposited into the FF&E Reserve Subaccount.

“Note 1” means the Promissory Note in the form of Schedule 1A hereto made by Borrower to Lender, in the original amount of $10,298,535.00, as the same may be amended, restated, modified, or assigned, dated June 30, 2022 by and between Borrower and Lender.

“Note 2” means the Promissory Note in the form of Schedule 1B hereto made by Borrower to Lender, in the original amount of $700,000.00, as the same may be amended, restated, modified, or assigned, dated June 30, 2022 by and between Borrower and Lender.

“Note 3” means the Promissory Note in the form of Schedule 1C hereto made by Borrower to Lender, in the original amount of $501,465.00, as the same may be amended, restated, modified, or assigned, dated June 30, 2022 by and between Borrower and Lender.

“Notes” means collectively, Note 1, Note 2 and Note 3.

“Obligations” means (a) Borrower’s obligations for the payment of the Debt (b) the performance of all obligations of Borrower contained herein, (c) the performance of each obligation of Borrower contained in any other Loan Document, (d) the payment of all costs, expenses, legal fees and liabilities incurred by Lender in connection with the enforcement of any of Lender’s rights or remedies under the Loan Documents, or any other instrument, agreement or document which evidences or secures any other Obligations or collateral therefor, whether now in effect or hereafter executed, and (e) the payment, performance, discharge and satisfaction of all other liabilities and obligations of Borrower to Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, and including, without limitation, each liability and obligation of Borrower under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to herein or therein or executed in connection with the transactions contemplated hereby or thereby.

“Officer’s Certificate” means a certificate delivered to Lender by Borrower which is signed by an authorized officer of the appropriate entity and the person executing such Officer’s Certificate has the power and authority to execute the same.

“Operating Lease” means the Lease Agreement dated August 3, 2022, between SPE Owner, as landlord, and TRS Lessee, as tenant, as it may be further amended, restated, replaced, supplemented, extended or otherwise modified from time to time in accordance with the terms of the Loan Documents.

“Payment Date” means (i) the Effective Date and (ii) the first Business Day of each calendar month after the month in which the Effective Date occurs..

“Permitted Encumbrances” means (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the title insurance policy insuring the Lien of the Security Instrument, (iii) Liens,

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if any, for Taxes or other charges not yet due and payable and not delinquent, (iv) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien and (v) such other title and survey exceptions as Lender approves in writing in Lender’s discretion.

“Permitted FF&E Financing” means, collectively any purchase agreement, equipment leases, financing leases and other agreements relating to the acquisition of FF&E related to the ownership and operation of the Property provided that (i) such financing and/or leasing is subject to commercially reasonable terms and conditions and at a market rate of interest and/or leasing rate, (ii) the aggregate annual amount of payments (including principal and interest) of such financing and/or leasing for FF&E will at all times be less than one percent of the then-Principal, (iii) the removal of any FF&E which is the subject of such financing and/or leasing will not materially damage or impair the value of the Property, (iv) the financing and/or leasing does not create a lien or security interest on any Property other than the FF&E being financed and/or leased, (v) such financing and/or leasing is not evidenced by a note, and (vi) upon request by Lender, Borrower will provide Lender with copies of the documentation for such financing and/or leasing.

“Permitted Transfer” means

(i)	a Lease, easement, license, or Hotel Transaction entered into in accordance with the Loan Documents,
(ii)	a Permitted Encumbrance or Permitted FF&E Financing,
(iii)	any Transfer of direct limited liability company interests in SPE Owner or any Transfer of direct limited liability company interests in TRS Lessee, provided, however, (a) Borrower will give Lender notice of such Transfer not less than ten Business Days prior to the date of such Transfer together with all instruments effecting such Transfer and such other information regarding the Transfer as Lender may reasonable require, (b) Borrower will pay all of Lender’s out-of-pocket costs of review and (c) all the Transfers in this subparagraph (iii) must satisfy the Transfer Conditions;
(iv)	any Transfer, directly as a result of the death of a natural person, of stock, membership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, or
(v)	Transfers of ownership interests in any entity that is a publicly traded entity on a nationally recognized stock exchange.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personalty” means the property described in Section 1.02(b) of the Security Instrument.

“PIP” means the Property Improvement Plan issued for Residence Inn Fort Collins issued by Marriott International in connection with the proposed change of ownership, acknowledged on or about the Effective Date by Borrower and any subsequent property improvement plan Property Improvement Plan pursuant to the Franchise Agreement.

“PIP Requirements” means those items set forth in any PIP.

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“Plan” means (i) an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

“Principal” means the principal amount of the Notes, which on the date hereof is $11,500,000.00

“Property” means the Land and Improvements thereon consisting of an approximately 113-key Residence Inn by Marriott hotel owned by Borrower and encumbered by the Security Instrument, together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the granting clauses of the Security Instrument and referred to therein as the Property. The street address of the Property is 1127 Oakridge Drive, Fort Collins, Colorado 80525.

“Rents” means all rents, additional rents, rent equivalents, moneys payable as damages (including, without limitation, payments in the nature of Lease termination payments and payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of all or any portion(s) of the Property and/or the Improvements or rendering of services by Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance. Rents will include revenues from the rental of rooms, guest suites, conference and banquet rooms, food and beverage facilities, health clubs, spas or other amenities, telephone services, laundry, vending, television and parking and all other items of revenue, receipts or other income as identified in the Uniform System of Accounts of Hotels.

“Reserve Funds” means, collectively, the Tax and Insurance Escrow Funds, the Operating Expense Reserve Funds, the Excess Cash Flow and any other escrow or reserve fund established pursuant to the Loan Documents.

“Security Instrument” means the Deed of Trust, Security Agreement, Assignment of Leases, Assignment of Rents, and Financing Statement concerning property located in Larimer County, Colorado, to be filed for record on or about the date hereof in the appropriate public records.

“SPE Owner’s Member” means Lodging Fund REIT III OP, LP, a Delaware limited partnership.

“SPE Owner’s Member GP” means Lodging Fund REIT III, Inc., a Maryland corporation.

“State” means the State of Colorado.

“Stated Maturity Date” means initially, (i) with respect to Tranche 1 only, August 2, 2023, or the Tranche 1 Extended Stated Maturity Date if such Tranche 1 Stated Maturity Date is extended pursuant to Section 2.6, (ii) with respect to Tranche 2 only, August 2, 2023, or the Tranche 2 Extended Stated Maturity Date if such Tranche 2 Stated Maturity Date is extended pursuant to Section 2.6, and (iii) with respect to Tranche 3 only, August 2, 2028.

“Subordination Agreement” means the Collateral Assignment, Subordination, Non- Disturbance and Attornment Agreement by and between Borrower, Lender, and Manager, and will include the Collateral Assignment, Subordination, Non- Disturbance and Attornment Agreement by and between Borrower, Lender, and Franchisor if executed and delivered pursuant to Section 5.22(c).

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“Successor Control Party” means any Person that succeeds to the ownership of all or substantially all of the assets of the Control Party, provided that such Person directly or indirectly owns assets, or has assets under management, equal to or greater than $300,000,000.00.

“Taxes” means all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Property, provided that Taxes will not include income taxes, sales and use taxes, occupancy taxes or other similar taxes.

“Term” means the entire term of this Agreement, which will expire only upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

“Tranche 1” shall have the meaning set forth in Section 2.1.

“Tranche 2” shall have the meaning set forth in Section 2.1.

“Tranche 3” shall have the meaning set forth in Section 2.1.

“Transfer” means any sale, conveyance, transfer, lease, assignment, lien, hypothecation, encumbrance or pledge, or the entry into any agreement to sell, convey, transfer, lease, assign, lien, hypothecate, encumber or pledge whether by law or otherwise, of, on, in or affecting (a) all or part of the Property (including any legal or beneficial direct or indirect interest therein), (b) any direct or indirect interest in Borrower (including any profit interest), or (c) any direct or indirect interest in Borrower Representative.

“Transfer Conditions” means, after giving effect to the Transfer in question, (a) the Transfer will not cause Borrower to cease to be a Special Purpose Bankruptcy Remote Entity or to breach the OFAC Laws, (b) the Transfer will not result in (y) the transferee (together with its Affiliates) increasing its direct or indirect interest in Borrower or in Borrower Representative to an amount that exceeds 49 percent or (z) a Change in Control, (c) SPE Owner’s Member GP will continue to own at least 51 percent of all equity interests (direct or indirect) in Borrower, and (d) no Person will acquire, either directly or indirectly, 30 percent or more of the direct or indirect equity interests in Borrower or Borrower Representative (that did not already own 30 percent or more of the direct or indirect equity interests in Borrower or Borrower Representative prior to such acquisition).

“TRS Lessee’s Member” means Lodging Fund REIT III TRS, Inc., a Delaware corporation.

“UCC” means the Uniform Commercial Code as in effect in the State or the state in which any of the Accounts are located, as the case may be.

“Uniform System of Accounts for Hotels” means the accounting standards printed in the then most recently revised edition of A Uniform System of Accounts for Hotels, as adopted by the Hotel Association of New York City, Inc. and the American Hotel and Motel Association, as amended or changed from time to time by the Hotel Association of New York City, Inc. and the American Hotel and Motel Association (or other appropriate board or committee of both Associations), except that any accounting principle or practice required or permitted to be changed by the Hotel Association of New York City, Inc. and the American Hotel and Motel Association (or other appropriate board or committee of both Associations) in order to continue as an accounting standard or practice may be so changed only so long as such required or permitted change will not have the effect of permitting Borrower’s and Guarantor’s compliance with any financial covenants or performance tests contained in this Agreement when without such change, such parties would not so comply.

“Welfare Plan” means an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

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Article IIGeneral Loan Terms
Section 2.1The Loan. Lender is making the Loan to Borrower on the Effective Date, which will mature on the Maturity Date.  Borrower acknowledges receipt of the Loan in separate tranches, as follows:  (i) on the Effective Date, “Tranche 1” in the amount of $10,298,535.00, as evidenced by Note 1, the proceeds of which are being and will be used to acquire the Property, (ii) “Tranche 2” in the amount of $700,000.00, as evidenced by Note 2, the proceeds of which are being and will be used to acquire the Property, and (iii) “Tranche 3” in the amount of $501,465.00, as evidenced by Note 3, the proceeds of which are being and will be used to acquire the Property.  No amount of the Loan that is repaid may be reborrowed.  Lender shall be entitled to an origination fee, with respect to Tranche 1 only, in the amount of one and three-quarters percent (1.75%) of the Tranche 1 Loan amount (the “Origination Fee”), which Origination Fee shall be paid pursuant to the terms of the Contribution Agreement (as hereinafter defined).
Section 2.2Interest, Monthly Payments.
(a)Generally. From and after the Effective Date, interest on the unpaid Principal will accrue at the Interest Rate and be payable as hereinafter provided. On first Payment Date, Borrower will pay interest only on the unpaid Principal representing Tranche 1 from the Effective Date through and including the last day of the calendar month in which the Effective Date occurs. On each Payment Date, through and including the Maturity Date, Borrower will pay interest only on the unpaid Principal representing Tranche 1 accrued and accruing through the last day of the Interest Period in which such Payment Date occurs.  Payments on the unpaid Principal representing Tranche 2 shall be deferred for the first six (6) Payment Dates.  On seventh (7th) Payment Date and on each Payment Date thereafter, Borrower will pay interest only on the unpaid Principal representing Tranche 2 accrued and accruing through the last day of the Interest Period in which such Payment Date occurs.  Unpaid Principal representing Tranche 2 may be forgiven by Lender based on criteria to be hereafter negotiated and agreed upon in writing between Lender and Borrower, acceptable to Lender in its sole and absolute discretion.  Payments on the unpaid Principal representing Tranche 3 shall be deferred until the earlier to occur of (i) the as-is appraised value of the Property reaching $16,600,000.00 (the “Appraisal Threshold”), or (ii) the Maturity Date of Note 3.  Once the Appraisal Threshold is reached, all monthly interest payments previously deferred shall immediately become due and Borrower shall thereafter pay interest only on each Payment Date on the unpaid Principal representing Tranche 3 accrued and accruing through the last day of the Interest Period in which such Payment Date occurs.  In the event the Appraisal Threshold is not reached prior to the Stated Maturity Date for Tranche 3, then unpaid Principal representing Tranche 3 shall be forgiven by Lender.  All accrued and unpaid interest will be due and payable on the Maturity Date.
(b)Taxes. Any and all payments by Borrower hereunder and under the other Loan Documents will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto,

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excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2(c) as “Applicable Taxes”). If Borrower is required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following will apply: (i) the sum payable will be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2(c)), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower will make such deductions and (iii) Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2(c) will be made within ten days after the date Lender makes written demand therefor.

Section 2.3Loan Repayment.
(a)Repayment. Borrower will repay the entire outstanding principal balance of the Notes in full on the Maturity Date, together with (i) accrued and unpaid interest thereon to (but excluding) the date of repayment and any (ii) any other amounts then due and owing under the Loan Documents. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, will be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest at the Interest Rate, second, to Principal, and third, to any other amounts then due and owing under the Loan Documents. If prior to the Stated Maturity Date, the Debt is accelerated following the occurrence and during the continuance of an Event of Default, then Lender will be entitled to receive the Principal and accrued interest and other sums due under the Loan Documents. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) will, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender will elect in Lender’s discretion.
(b)Mandatory Prepayments. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a “Casualty/Condemnation Prepayment”), in the manner and to the extent set forth in Section 7.4(b). Each Casualty/Condemnation Prepayment, after deducting Lender’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the settlement or collection of the Proceeds or Award, will be applied in the same manner as repayments under Section 2.3(a), and if such Casualty/Condemnation Payment is made on any date other than a Payment Date, then such Casualty/Condemnation Payment will include interest that would have accrued on the Principal prepaid to but not including the next Payment Date.
(c)Optional Prepayments. Borrower may prepay all of the Principal on any Payment Date, but only if Borrower gives Lender at least 30 days’

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prior written notice thereof.  Borrower may not partially prepay the Principal.

Section 2.4Release of Property. Lender will, upon the written request and at the expense of Borrower, upon the indefeasible payment in full of the Debt in accordance herewith, release the Lien of the Loan Documents if not theretofore released.
Section 2.5Payments and Computations.
(a)Making of Payments. Each payment by Borrower will be made in immediately available funds by 2:00 p.m., Central Standard time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. All such payments will be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.
(b)Computations. Interest payable under the Loan Documents will be computed on the basis of the actual number of days elapsed over a three hundred sixty 360-day year.
(c)Late Payment Charge. If any Principal, interest or other sum due under any Loan Document is not paid by Borrower on the date on which it is due (other than the balloon payment due on the Maturity Date), Borrower will pay to Lender upon demand an amount equal to the lesser of 5 percent of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount will be secured by the Loan Documents.
Section 2.6Extension Option. Borrower may request that Lender extend (the “Extension Option”) the Stated Maturity Date for Tranche 1 to August 2, 2024 (the “Tranche 1 Extended Stated Maturity Date”). Upon receipt of any such request to so extend the Stated Maturity Date for Tranche 1, Lender will promptly confirm to Borrower in writing that the Stated Maturity Date for Tranche 1 will be so extended upon the satisfaction each of the following conditions:

(a) Borrower will give Lender its written notice requesting such extension (an “Extension Notice”) not less than 60 days prior to original or then-current Stated Maturity Date for Tranche 1, as applicable (i.e., the then-current Maturity Date for Tranche 1 without giving effect to the requested extension);

(b)No Event of Default exists at the time such request is made and on the then-current Stated Maturity Date for Tranche 1 (i.e., the then-current Stated Maturity Date for Tranche 1 without giving effect to the requested extension), and no more than two Events of Default have occurred before the time that such request is made (including an Event of Default that is continuing at the time that the request is made);

(c)Borrower delivers to Lender an Officer’s Certificate confirming the accuracy of the information contained in clause (b) above; and

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(d)Borrower delivers to Lender an extension fee in the amount equal to one percent (1.0%) of the full amount due under the Tranche 1 Loan.

Additionally, Borrower may request that Lender extend the August 2, 2023 Stated Maturity Date for Tranche 2 to August 2, 2024.  Upon receipt of any such request to so extend the Stated Maturity Date for Tranche 2, Lender will promptly confirm to Borrower in writing that the Stated Maturity Date for Tranche 2 only will be so extended upon the satisfaction each of the following conditions:

(e) Borrower will give Lender its Extension Notice not less than 60 days prior to original or then-current Stated Maturity Date for Tranche 2, as applicable (i.e., the then-current Maturity Date for Tranche 2 without giving effect to the requested extension);

(f)No Event of Default exists at the time such request is made and on the then-current Stated Maturity Date for Tranche 2 (i.e., the then-current Stated Maturity Date for Tranche 2 without giving effect to the requested extension), and no more than two Events of Default have occurred before the time that such request is made (including an Event of Default that is continuing at the time that the request is made); and

(g)Borrower delivers to Lender an Officer’s Certificate confirming the accuracy of the information contained in clause (f) above.

With respect to any request by Borrower to extend the Stated Maturity Date pursuant to this Section 2.6, if Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each such condition, Lender will have no obligation to extend the Stated Maturity Date hereunder.  As this Extension Option results in Lender receiving additional interest, and Borrower having additional time to repay the principal and paying additional interest, Borrower and Lender each acknowledge there is sufficient consideration for the Extension Option.  For avoidance of doubt, there shall be no extensions of the Stated Maturity Date for Tranche 3.

Article IIIReserves
Section 3.1Required Repairs. Borrower will perform and complete each item of the repairs and environmental remedial work at the Property described on Schedule 2 (the “Required Repairs”) within the designated time frame set forth for such item on Schedule 2.
Section 3.2Taxes and Insurance Escrow; Interest Reserve.

(a)Taxes and Insurance.  Upon a Transfer or assumption of the Loan contemplated by Section 5.15 below (including without limitation, any assumption of the Loan contemplated by that certain Contribution Agreement dated February 1, 2022, by and between Contributor and SPE Owner’s Member, as amended by (i) that certain First Amendment to Contribution Agreement dated as of March 24, 2022, (ii) that certain Second Amendment to Contribution Agreement dated as of April 29, 2022, and (iii) that certain Third Amendment to Contribution Agreement dated as of May 10, 2022, the interest of SPE Owner’s Member having been assigned to SPE Owner and TRS Lessee by that certain Assignment of Contribution Agreement dated as of February 1, 2022 [as amended and assigned, the “Contribution Agreement”]) or upon the Contribution Agreement being terminated by either party thereto, Borrower will pay to Lender $N/A (the “Tax and Insurance Escrow Initial Deposit”). Additionally, Borrower will pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next 12 months in order to accumulate with Lender sufficient funds to pay all such Taxes at least 30 days prior to their respective delinquency dates and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least 30

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days prior to the expiration of the Policies (the “Tax and Insurance Escrow Monthly Deposit”, which, together with the Tax and Insurance Escrow Initial Deposit, are hereinafter called the “Tax and Insurance Escrow Funds”). If no Event of Default has occurred and is continuing then Lender will (x) apply the Tax and Insurance Escrow Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.2 and Section 7.1, provided that Borrower has promptly supplied Lender with notices of all Taxes and Insurance Premiums due. In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Lender determines in its reasonable judgment that the current balance of Tax and Insurance Escrow Funds will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums not otherwise relating to Policies maintained through Manager’s (or its Affiliates’) insurance programs next coming due, Lender may increase (or decrease) the amount of the Tax and Insurance Escrow Monthly Deposit required to be made by Borrower.  If Borrower fails to fund the Tax and Insurance Escrow Initial Deposit when and as contemplated herein, Lender may advance the sums necessary to do so (without waiving the obligation of Borrower to do so, or the Event of Default arising from its failure to do so) and add such amount to the amount of the Loan.

(b)Interest Reserve.  Additionally, upon a Transfer or assumption of the Loan contemplated by Section 5.15 below (including without limitation, any assumption of the Loan contemplated by the Contribution Agreement) or upon the Contribution Agreement being terminated by either party thereto, Borrower will fund and establish with Lender a reserve in the aggregate amount of approximately $N/A (the “Interest Reserve Fund”).  For so long as no Event of Default has occurred hereunder or under any of the other Loan Documents, Lender shall on each Payment Date (or such other dates as it shall determine) advance from the Interest Reserve Fund to itself the amount of the monthly debt service payment and other accrued interest then due and payable under the Notes, and interest on any amounts advanced from the Interest Reserve Fund shall not accrue until the date of such advance.  Once there are no funds remaining in the Interest Reserve Fund or upon an Event of Default, Lender shall have no further obligation for funding of accrued and unpaid interest, or amounts payable and unpaid, whereupon Borrower shall be and remain responsible for the continuation of all such monthly debt service payments from funds other than proceeds of the Loan.  If Borrower fails to fund the Interest Reserve Fund when and as contemplated herein, Lender may advance the sums necessary to do so (without waiving the obligation of Borrower to do so, or the Event of Default arising from its failure to do so) and add such amount to the amount of the Loan.

Section 3.3[Reserved].
Section 3.4Casualty/Condemnation Funds. Borrower will pay, or cause to be paid, to Lender, immediately upon receipt, all Proceeds or Awards due to any Casualty or Condemnation (the “Casualty/Condemnation Funds”). The Casualty/Condemnation Funds will be disbursed in accordance with the provisions of Article VII.
Section 3.5Grant of Security Interest, Application of Funds. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, the following (the “Account Collateral”): all Borrower’s right, title and interest in and to all Rents and the Reserve Funds, all Subaccounts created pursuant to this Agreement (collectively, the “Accounts”), and all payments to or monies held in any of the Accounts. Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to payment of such Rents to Lender. Borrower will not, and will not permit Manager to, further

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pledge, assign or grant any security interest in any Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-l Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Except as otherwise provided in this Agreement, upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Account in any order and in any manner as Lender will elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Security Instrument or exercise its other rights under the Loan Documents. Accounts will not constitute trust funds and may be commingled with other monies held by Lender. Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, will be promptly disbursed to Borrower.

Section 3.6Property Cash Flow Allocation. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, after the occurrence of a Default or an Event of Default, Lender may apply any Reserve Funds, all Rents, and other proceeds of repayment in such order and in such manner as Lender will elect.
Section 3.7Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Lender will have no duty as to any Account Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Lender will be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender will not be liable or responsible for any loss or damage to any of the Account Collateral, or for any diminution in value thereof, by reason of the act or omission of Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Lender’s or its Affiliate’s, agent’s, employee’s or bailee’s gross negligence or willful misconduct. In no event will Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Lender’s reasonable control or for indirect, special or consequential damages except to the extent of Lender’s or its Affiliate’s agent’s, employee’s or bailee’s gross negligence or willful misconduct. Notwithstanding the foregoing, Borrower acknowledges and agrees that Lender does not have custody of the Account Collateral.
Section 3.8Lender’s Liability.

(a) Lender will be responsible for the performance only of such duties with respect to the Account Collateral as are specifically set forth in this Article 3 or elsewhere in the Loan Documents, and no other duty will be implied from any provision hereof. Lender will not be under any obligation or duty to perform any act with respect to the Account Collateral which would cause it to incur any out-of-pocket expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower will indemnify and hold Lender, its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the transactions contemplated hereby with respect to the Account Collateral

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except as such may be caused by the negligence, gross negligence or willful misconduct of Lender, its employees, officers, agents, Affiliates or bailees.

(b)Lender will be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Lender may consult with counsel, and the opinion of such counsel will be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

Article IVRepresentations And Warranties

Borrower represents and warrants to Lender as of the Effective Date that:

Section 4.1Organization, Special Purpose. Each of Borrower and Borrower Representative has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each Borrower and Borrower Representative is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Each Borrower, SPE Owner’s Member, and SPE Owner’s Member GP, and TRS Lessee’s Member is a Special Purpose Bankruptcy Remote Entity.
Section 4.2Proceedings, Enforceability. Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents are not subject to, and Borrower has not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.
Section 4.3No Conflicts. The execution, delivery and performance of the Loan Documents by Borrower and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower (including the Property) pursuant to the terms of, any agreement or instrument to which Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties (including the Property). Borrower’s rights under the Licenses and the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower’s performance thereunder, the recordation of the Security Instrument, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance

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by Borrower of the Loan Documents has been obtained and is in full force and effect.

Section 4.4Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending (or threatened in writing or otherwise known to Borrower) against or affecting Borrower, Borrower Representative or the Property, which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Borrower Representative or the condition or ownership of the Property.
Section 4.5Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might adversely affect Borrower or the Property, or Borrower’s business, properties, operations or condition, financial or otherwise. To the best of Borrower’s knowledge, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.
Section 4.6Title. Borrower has good and indefeasible title in fee to the real property and good title to the balance of the Property, free and clear of all Liens other than the Permitted Encumbrances. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid. The Security Instrument, together with any UCC Financing Statements required to be filed in connection therewith creates (a) a valid, perfected first priority lien on the Borrower’s interest in the Property and (b) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is contemplated with respect to all or part of the Property or for the relocation of roadways providing access to the Property. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property. The survey for the Property delivered to Lender does not fail to reflect any material matter affecting the Property or the title thereto. Except as shown on the survey of the Property delivered to Lender, all of the Improvements included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvement on an adjoining property encroaches upon the Property, and no easement or other encumbrance upon the Property encroaches upon any of the Improvements, except those insured against by the title insurance policy insuring the Lien of the Security Instrument. Each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property. There are no pending or proposed special or, to the knowledge of Borrower, other assessments for public improvements or otherwise affecting the

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Property, or any contemplated improvements to the Property that may result in such special or other assessments.

Section 4.7No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and Borrower has no knowledge of any Person contemplating the filing of any such petition against it. In addition, neither Borrower nor Borrower Representative nor Guarantor has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.
Section 4.8Full and Accurate Disclosure. No statement of fact made by Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which adversely affects, or, as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower and the Property as of the date of such reports, and (c) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP and the Uniform System of Accounts for Hotels consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.
Section 4.9No Plan Assets. Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitute or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.
Section 4.10Compliance. Borrower, the Property, and the use of the Property comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations, and ordinances). To the best of Borrower’s knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. The Property is used exclusively for hotel use and other appurtenant and related uses. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. To the best of Borrower’s knowledge, all certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for

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the Property and all other restrictions, covenants and conditions affecting the Property.

Section 4.11Contracts. Except as set forth on Schedule 5, there are no service, maintenance or repair contracts affecting the Property that are not terminable on one month’s notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting the Property have been entered into at arms-length in the ordinary course of Borrower’s business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.
Section 4.12Federal Reserve Regulations, Investment Company Act. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
Section 4.13Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer, storm drain and electric facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed and have either been dedicated to public use and accepted by all Governmental Authorities.
Section 4.14Physical Condition. The Property, including all Improvements, parking facilities, systems, Personalty and landscaping, are in good condition, order and repair in all material respects, to the best of Borrower’s knowledge, there exists no structural or other material defect or damages to the Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. No portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.
Section 4.15Leases. Borrower has delivered to Lender a true, correct and complete rent roll for the Property (the “Rent Roll”), which includes all Leases affecting the Property. Except as set forth on the Rent Roll: (i) to the best of Borrower’s knowledge, each Lease is in full force and effect, (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised

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premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof, (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than 30 days in advance, (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent, (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, to the best of Borrower’s knowledge, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default, (vi) to Borrower’s best knowledge, there is no present material default by the tenant under any Lease, (vii) all security deposits under Leases are as set forth on the Rent Roll, (viii) Borrower is the sole owner of the entire lessor’s interest in each Lease, (ix) each Lease is the valid, binding and enforceable obligation of the Borrower and, to the best of Borrower’s knowledge, the applicable tenant thereunder, (x) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Lease, and (xi) to the best of Borrower’s knowledge, each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement. None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

Section 4.16Fraudulent Transfer. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
Section 4.17Ownership of Borrower. The organizational chart attached hereto as Schedule 3 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in Borrower.
Section 4.18Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and, to the best of Borrower’s knowledge, no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto. The Management Agreement constitutes all of the agreements with respect to the management of the Property.

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Section 4.19Franchise Agreement. The Franchise Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and, to the best of Borrower’s knowledge, no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.
Section 4.20Hazardous Substances. The representations and warranties made by Borrower in the Environmental Indemnity are incorporated by this reference as if fully set forth herein.
Section 4.21Name, Principal Place of Business. Borrower does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is its primary address for notices as set forth in Section 6.1, and Borrower has no other place of business.
Section 4.22Other Debt. There is no indebtedness with respect to the Property or any indebtedness secured over excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.
Section 4.23Embargoed Person. (a) None of the funds or assets of Guarantor or of Borrower constitute property of, or are beneficially owned directly or, to Borrower’s best knowledge, indirectly, by any Embargoed Person (as hereinafter defined) and (b) no Embargoed Person has any direct interest, and to Borrower’s best knowledge, as of the Effective Date, based upon reasonable inquiry by Borrower, indirect interest, of any nature whatsoever in Borrower or any Guarantor, as applicable, with the result that the investment in Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.
Section 4.24Anti-Money Laundering. None of the funds of Borrower, Borrower Representative or any Guarantor, as applicable, that are used to consummate this transaction are derived from or are the proceeds of any unlawful activity, with the result that the investment in Borrower, Borrower Representative or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law or may cause any of the Property to be subject to forfeiture or seizure. Borrower has ascertained the identity of all persons and entities that have provided funds to capitalize Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.
Section 4.25Sharing Agreements. There are no joint services, reciprocal easement or other similar sharing agreements relating to the Property.
Section 4.26Labor Matters. Borrower is not a party to any collective bargaining agreements.
Section 4.27Operating Lease. SPE Owner is the owner and lessor of landlord’s interest in the Operating Lease. The Operating Lease is in full force and effect and there is no default thereunder by either party and there are no conditions that would constitute defaults thereunder. No rent under the Operating Lease has been paid more than one month in advance of its due date. All security deposits (if any) are held by SPE Owner in accordance with applicable law. All work (if any) to be

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performed by SPE Owner and TRS Lessee under the Operating Lease has been performed as required and has been accepted by TRS Lessee, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by SPE Owner to TRS Lessee has already been received by TRS Lessee. There has been no prior sale, transfer, assignment, hypothecation or pledge of the Operating Lease or of the rent thereunder which is outstanding. TRS Lessee has not assigned the applicable Operating Lease or sublet all or any portion of the premises demised thereby other than pursuant to a Hotel Transaction or Lease. TRS Lessee has no right or option pursuant to the Operating Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (1) will survive for so long as any portion of the Debt remains owing to Lender and (2) will be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.20 will survive in perpetuity.

Article VCovenants

Borrower hereby covenants and agrees with Lender that:

Section 5.1Existence. Each of Borrower and Borrower Representative will (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (b) continue to engage in the business presently conducted by it, (c) obtain and maintain all Licenses, and (d) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.
Section 5.2Taxes. Borrower will pay all Taxes prior to delinquency, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes have been so paid no later than 30 days before they would be delinquent if not paid (provided, however, that Borrower need not pay such Taxes nor furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3). Borrower will not suffer and will promptly cause to be paid and discharged any Lien against the Property, and will promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding will suspend the collection of the Taxes or all such Taxes will have been paid in full prior to contesting the same, (iii) such proceeding will be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and will not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) if required by Lender, Borrower will have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes, together with all interest and penalties thereon, which will not be less than 110 percent of the Taxes being contested, and (vi) Borrower will promptly upon final determination thereof pay the amount of such Taxes, together with all costs, interest and penalties.

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Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

Section 5.3Repairs, Maintenance and Compliance, Alterations.
(a)Repairs, Maintenance and Compliance. Borrower will cause the Property to be maintained in a good and safe condition and repair and will not remove, demolish or alter the Improvements or Personalty (except for the normal replacement of Personalty with Personalty of equivalent value and functionality). Borrower will promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement. Borrower will notify Lender in writing within one Business Day after Borrower first receives notice of any such non-compliance. Borrower will promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and will complete and pay for any Improvements at any time in the process of construction or repair. There will never be committed by Borrower and Borrower will not permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording any Governmental Authority the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.
(b)Alterations. Borrower may, without Lender’s consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect Borrower’s financial condition or the value or cash flow of the Property, (iii) are in the ordinary course of Borrower’s business, and (iv) are in accordance with the PIP. Borrower will not perform any Material Alteration without Lender’s prior written consent, which consent will not be unreasonably withheld or delayed, provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any alteration the cost of which is reasonably estimated to exceed $200,000. Upon substantial completion of the Material Alteration, Borrower will provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval will not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower will reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.3(b).

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Section 5.4Performance of Other Agreements. Borrower will observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Property, including the Loan Documents.
Section 5.5Cooperate in Legal Proceedings. Borrower will cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.
Section 5.6Further Assurances. Borrower will, at Borrower’s sole cost and expense, (a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time, and (b) upon Lender’s request therefor given from time to time after the occurrence of any Default or Event of Default pay for (i) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and Borrower Representative and (ii) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.
Section 5.7Environmental Matters. The covenants and agreements made by Borrower in the Environmental Indemnity Agreement are incorporated herein by this reference as if fully set forth at length herein.
Section 5.8Title to the Property, Liens. Borrower will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons. Without Lender’s prior written consent, Borrower will not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any direct or indirect legal or beneficial ownership interest in Borrower or Borrower Representative, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien.
Section 5.9Leases. Other than Hotel Transactions, Borrower will not enter into any Lease (or any renewals, amendments or modifications of a Lease) without Lender’s prior consent. Upon request, Borrower will furnish Lender with executed copies of all Leases then in effect, whether executed before or after the Effective Date.
Section 5.10Estoppel. After request by Lender, Borrower will within ten days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.
Section 5.11Property Management.

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(a)Management Agreement. Borrower will (i) cause the Property to be managed pursuant to the Management Agreement, (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder, (iii) promptly notify Lender of any default under the Management Agreement of which it is aware, (iv) promptly deliver to Lender a copy of any other notice given for any other reason by Borrower to Manager pursuant to the terms of the Management Agreement, and (v) promptly accept and/or enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. Without Lender’s prior written consent, such consent to be exercised in Lender’s sole and absolute discretion, Borrower will not (a) surrender, terminate, cancel, extend or renew the Management Agreement, waive any defaults thereunder, or otherwise replace the Manager or enter into any other management agreement, (b) reduce or consent to the reduction of the term of the Management Agreement, (c) increase or consent to the increase of the amount of any charges under the Management Agreement, (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement, (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or any successor management agreement), or (f) knowingly permit the ownership, management, or control of the Manager to be transferred to any Person except as otherwise permitted pursuant to Section 18.1 of the Management Agreement. Borrower will not assign, pledge, delegate, waive or transfer any interests, rights or obligations under the Management Agreement, including the proceeds thereof, Borrower will not borrow, or accept any forbearance to collect, any amount due from it to Manager or any affiliate of Manager without the prior written consent of Lender. Lender may ender a cure or to cure any default or purported default in the obligations of Borrower under the Management Agreement, and that any cost incurred by Lender in connection with such cure or attempt to cure will constitute an additional advance as a demand obligation of Borrower under this Agreement and the other Loan Documents.
(b)Termination of Manager. If (i) an Event of Default is continuing and Borrower has the right to terminate the Manager pursuant to the terms of the Management Agreement, or (ii) Manager (A) is in default under the Management Agreement, or (B) commits gross negligence, misappropriation of funds, willful misconduct or fraud with respect to the Property or its duties under the Management Agreement, Borrower will, at the request of Lender, (i) terminate the Management Agreement, and (ii) enter into a new management agreement acceptable to Lender with a replacement manager acceptable to Lender in its sole discretion, and a collateral assignment, subordination and non- disturbance agreement in form and substance acceptable to Lender. Borrower’s failure to appoint an acceptable manager and satisfy the requirements of this Section 5.11(b)

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within 30 days after Lender’s request of Borrower to terminate the Management Agreement or any other termination or earlier expiration of the Management Agreement will constitute an immediate Event of Default.

Section 5.12Special Purpose Bankruptcy Remote Entity. Each Borrower, SPE Owner’s Member, and SPE Owner’s Member GP, and TRS Lessee’s Member will at all times be and remain a Special Purpose Bankruptcy Remote Entity. A “Special Purpose Bankruptcy Remote Entity” will have the meaning set forth on Schedule 4 hereto. The organizational documents of each Borrower will at all times include the language set forth on Schedule 4.
Section 5.13Change in Business or Operation of Property. Borrower will not purchase or own any real property other than the Property and will not enter into any line of business other than the ownership and operation of the Property unless otherwise consented to by Lender in writing, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as a hotel or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property or caused by a Force Majeure Event).
Section 5.14Certain Prohibited Actions. Borrower will not directly or indirectly do any of the following: (a) change its principal place of business or chief executive office without first giving Lender 30 days’ prior notice, (b) make any change, amendment, or modification to the organizational documents of Borrower, or otherwise take any action that could result in Borrower not being a Special Purpose Bankruptcy Remote Entity, (c) cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business in its reasonable judgment, (d) create, incur or assume any indebtedness secured by the Property other than the Debt, Permitted FF&E Financing and unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property which do not exceed, at any time, a maximum amount of one percent of the original amount of the Principal and are not evidenced by a promissory note and are paid when due, but in no event no more than 30 days of the date incurred (collectively, “Permitted Indebtedness”), (e) transfer any License required for the operation of the Property, except to the extent required by a Governmental Authority (unless such requirement is on account of Borrower’s failure to abide by the terms of such License or is otherwise the result of the negligence or intentional misconduct of Borrower or its agents or contractors), or (f) maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of Borrower to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.
Section 5.15Prohibited Transfers, Loan Assumption. Borrower will not directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer. In connection with any Transfer otherwise prohibited pursuant to the provisions of this Section 5.15, Borrower may request Lender’s consent to such Transfer and, in connection with a sale of the Property, the assumption of the

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Loan by the purchaser of the Property, Lender may grant or deny any such consent hereunder in its sole and absolute discretion. Any such assumption of the Loan will be conditioned upon, among other things,

(a) (i) the financial condition and creditworthiness of such purchaser and its direct and indirect owners and sponsors must be acceptable to Lender in all respects, (ii) the delivery of financial information, including, without limitation, audited financial statements and other documents reasonably requested by Lender, for such purchaser and the direct and indirect owners and sponsors of such purchaser in order for Lender to make a determination with respect to the terms of the preceding clause (i),
(a)the delivery of evidence that the purchaser is a Special Purpose Bankruptcy Remote Entity,
(b)the execution and delivery of all documentation reasonably requested by Lender including a replacement guaranty and environmental indemnity agreement, from an entity or entities satisfactory to Lender, the form and substance of each will be the same in all material respects as the Guaranty and Environmental Indemnity delivered by Guarantor,
(c)the delivery of opinions of Borrower’s counsel requested by, and in form and substance satisfactory to, Lender, including, without limitation, a non-consolidation opinion, with respect to the purchaser and other entities identified by Lender and opinions with respect to the valid formation, due authority and good standing of the purchaser and any additional pledgors and the continued enforceability of the Loan Documents and any other matters requested by Lender,
(d)the delivery of an endorsement to the title insurance policy insuring the Lien of the Security Instrument in form and substance acceptable to Lender, as assumed, subject only to the Permitted Encumbrances,
(e) the payment of all of Lender’s fees, costs and expenses, including, without limitation, attorneys’ fees and costs, actually incurred by Lender in connection with such assumption,
(f) evidence that the new borrower is of good repute and qualified to own properties of this type,
(g) payment to Lender of an assumption fee equal to 1.0% of the then outstanding Principal, and
(h) confirmation that the transferee or its Affiliate (i) as not (within the past ten years) defaulted, or is not now in default, beyond any applicable cure period, of its material obligations, under any material written agreement with Lender, any Affiliate of Lender, or any other financial institution or other person providing or arranging financing, (ii) has not been convicted in a criminal proceeding for a felony or a crime involving moral turpitude or that is not an organized crime figure or is not reputed (as determined in good faith by Lender in its sole discretion) to have substantial business or other affiliations with an organized crime figure, (iii) has not at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, (iv) as to which an involuntary petition (which was not subsequently dismissed within 60 days), has not at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, (v) has not at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, (vi) has not at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property, (vii) has not at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due, and (viii) has not been found by a court of competent jurisdiction or other governmental authority in a comparable proceeding to have violated any federal or state securities laws or regulations promulgated thereunder.

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Notwithstanding anything to the contrary contained in this Section, the parties shall work together, in good faith, to achieve the purposes of the Contribution Agreement, whereupon Guarantor shall be released from all liability associated with the Guaranty.

Section 5.16Expenses. Borrower will reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the Loan, including
(a) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower,
(b)Borrower’s and Lender’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements,
(c)the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender,
(d)the filing and recording of any Loan Documents,
(e)title insurance, surveys, inspections and appraisals,
(f)the creation, perfection or protection of Lender’s Liens in the Property and the Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, Security Instrument, recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports),
(g)enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property, or any other security given for the Loan,
(h)enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any insolvency or bankruptcy proceedings and
(i)the fees and expenses of any special servicer retained in respect of the Loan.

The obligations and liabilities of Borrower under this Section 5.16 will survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

Section 5.17Indemnity. Borrower will protect, indemnify and save harmless Lender, its Affiliates and all of their respective officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the “Indemnified Parties”) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all attorneys’ fees and expenses incurred) imposed upon or incurred by or asserted against the Indemnified Parties or the Property or any part of its interest therein, by reason of the occurrence or existence of any of the following, except to the extent caused by the fraud, illegal acts, willful misconduct or gross negligence of the Indemnified Parties, even if caused by the negligence of an Indemnified Party, but not if caused by the willful misconduct or gross negligence of an Indemnified Party: (a) ownership of Borrower’s interest in the Property, or any interest therein,

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or receipt of any Rents or other sum therefrom, (b) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property thereto, (c) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender, and any claim the insurance as to which is inadequate, (d) any Event of Default under this Agreement or any of the other Loan Documents, (e) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (f) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, or (g) any contest of Taxes referred to in Section 5.2 hereof, or of the Legal Requirements pursuant to this Agreement. Any amounts the Indemnified Parties are legally entitled to receive under this Section which are not paid within 30 days after written demand therefor by the Indemnified Parties or Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, will bear interest from the date of demand at the Interest Rate, and will, together with such interest, be part of the Debt and secured by the Security Instrument. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower will at Borrower’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s expense for the insurer of the liability or by counsel designated by Borrower (unless disapproved by Lender promptly after Lender has been notified of such counsel), provided, however, that nothing herein will compromise the right of Lender (or any Indemnified Party) to appoint its own counsel at Borrower’s expense for its defense with respect to any action which in the reasonable opinion of counsel for such Indemnified Party presents a conflict or potential conflict between Lender and Borrower that would make such separate representation advisable, provided, further, that if Lender will have appointed separate counsel pursuant to the foregoing, Borrower will not be responsible for the expense of additional separate counsel of any other Indemnified Party unless in the reasonable opinion of Lender a conflict or potential conflict exists between such Indemnified Party and Lender. So long as Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Lender and the Indemnified Parties will not be entitled to settle such action, suit or proceeding without Borrower’s consent which will not be unreasonably withheld or delayed, and claim the benefit of this Section with respect to such action, suit or proceeding and Lender agrees that it will not settle any such action, suit or proceeding without the consent of Borrower, provided, however, that if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Lender has provided Borrower with 30 days’ prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Lender may settle such action, suit or proceeding and claim the benefit of this Section 5.17 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder, provided, however, the failure to do so will not affect Borrower’s indemnification obligations hereunder. The obligations and liabilities of Borrower under this Section 5.17 will survive the Term and the exercise by Lender of any of its rights or remedies under

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the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

Section 5.18Embargoed Person.

At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (i) none of the funds or assets of Borrower, Borrower Representative or Guarantor, whether or not used to repay the Loan, will constitute property of, or will be beneficially owned directly or, to Borrower’s best knowledge, indirectly, by any person, entity or government subject to sanctions or trade restrictions under United States law (“Embargoed Person”) that are identified on (A) the “List of Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control (“OFAC”), U.S. Department of the Treasury’s FINCEN list, and/or to Borrower’s best knowledge, as of the date thereof, based upon reasonable inquiry by Borrower, on any other similar list maintained by OFAC or FINCEN pursuant to any authorizing statute (collectively, the “OFAC Laws”) including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in Borrower, Borrower Representative or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law, or the Loan made by Lender would be in violation of law, or (B) Executive Order 13224 (September 23, 2001) issued by the President of the United States (“Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), any related enabling legislation or any other similar Executive Orders, and (ii) no Embargoed Person will have any direct interest or, to Borrower’s best knowledge, indirect interest, of any nature whatsoever in Borrower, Borrower Representative or any Guarantor, as applicable, with the result that the investment in Borrower, Borrower Representative or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

At all times throughout the Term, none of any of the Borrower, Borrower Representative or Guarantor, nor any Person controlling, controlled by or under common control with any of Borrower, Borrower Representative or Guarantor, nor any Person having a beneficial interest in, or for whom any of the Borrower, Borrower Representative or Guarantor is acting as agent or nominee in connection with the investment, is (a) a country, territory, person or entity named on an OFAC or FINCEN list, or is a Person that resides in or has a place of business in a country or territory named on such lists, (b) a Person resident in, or organized or chartered under the laws of a jurisdiction identified as non-cooperative by the Financial Action Task Force, or (c) a Person whose funds originate from or will be routed through , an account maintained at a foreign shell bank or “offshore bank.”.

None of the Borrower, Borrower Representative or Guarantor, nor any Person controlling, controlled by or under common control with Borrower, Borrower Representative or Guarantor is a “senior political figure” or an “immediate family” member or “close associate” (as all such terms are defined below) of a senior foreign political figure within the meaning of the USA PATRIOT Act (i.e., the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56, as may be amended). For the purposes of this subsection (c), (i) “senior foreign political figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party or a senior executive of a foreign government-owned corporation, and such term also includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior political figure, (ii) “immediate family” of a senior foreign political figure includes the figure’s parents, siblings, spouse, children and in-laws, and (iii) “close associate” of a senior foreign political figure means a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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Section 5.19Anti-Money Laundering. At all times throughout the Term, including after giving effect to any Transfers permitted pursuant to the Loan Documents, none of the funds of Borrower, Borrower Representative or any Guarantor, as applicable, that are used to consummate this transaction or to repay the Loan will be derived from or are the proceeds of any unlawful activity, with the result that the investment in Borrower, Borrower Representative or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law or may cause any of the Property to be subject to forfeiture or seizure. Borrower has ascertained the identity of all persons and entities that have provided funds to capitalize Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.
Section 5.20Easements, Rights-of-Way, and Restrictive Covenants. Borrower will not grant any easement, right-of-way, restrictive covenant or encumbrance with respect to all or any portion of the Property or Improvements without the prior written consent of Lender, which consent will not be unreasonably withheld (provided that Lender will not be required to subordinate its lien or other rights under the Loan Documents to any such easement, right-of-way, restrictive covenant or encumbrance). Borrower will at all times comply with all easement agreements, reciprocal easement agreements, declarations, restrictive covenants and any other similar types of agreements now or hereafter affecting the Property, and Borrower will not amend, modify or terminate any such easement agreements, reciprocal easement agreements, declarations, restrictive covenants or any other similar types of agreements without Lender’s prior written consent, to be exercised in its sole and absolute discretion. Borrower will not impose or consent to the imposition of any restrictive covenants, easements, or encumbrances upon the Property and Improvements (or any portions thereof) in any manner that adversely affects in any material respect the value, utility or transferability of the Property and Improvements.
Section 5.21Use and Operation of the Property. Borrower will not do any of the following:

change the use of the Property or Improvements, or any portion thereof or take any steps whatsoever to convert the Property or Improvements, or any portion thereof, to a condominium or cooperative form of management or ownership, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof, initiate or support any limiting change in the permitted uses of the Property and Improvements (or to the extent applicable, zoning reclassification of the Property and Improvements) or any portion thereof, seek any variance under existing land-use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Property and Improvements or any portion thereof, or use or permit the use of the Property and Improvements in a manner that would result in the use of the Property and Improvements becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Lease, Legal Requirement or Permitted Encumbrance,

consent to any modification, amendment or supplement to any of the terms of any Permitted Encumbrance in a manner adverse to the interests of Lender,

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execute or file any subdivision plat affecting the Property and Improvements (or any portion thereof), or institute, or permit the institution of, proceedings to alter any tax lot comprising the Property and Improvements, permit or consent to the Property’s (or any portion thereof) being used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement, or without the prior written consent of Lender, enter into any Material Agreement.

Section 5.22Franchise Agreement

Borrower will cause the hotel located on the Property to be operated pursuant to the Franchise Agreement.

Borrower will (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder, (ii) promptly notify Lender of any default under the Franchise Agreement of which it is aware, (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement, and (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Franchisor under the Franchise Agreement.

If Borrower will enter into any new or amended Franchise Agreement, Lender will receive within 30 days following the execution of such Franchise Agreement a Subordination Agreement from the Franchisor which is in form and substance reasonably acceptable to Lender and, without limiting the foregoing, pursuant to which Franchisor will agree (i) that Lender will have the right, but not the obligation, to cure any defaults under the Franchise Agreement, (ii) to give Lender written notice of, and a reasonable time to cure, any default of Borrower under the Franchise Agreement, (iii) not to assert against Lender any defaults which by their nature are personal to Borrower and not curable by Lender, (iv) to allow Lender, at Lender’s option, to either terminate the Franchisor upon the occurrence of an Event of Default or to require Franchisor to attorn to enter into a new Franchise Agreement with Lender on substantially the same terms as the existing Franchise Agreement, (v) that, if Lender or its Affiliate will acquire title to the Property, Lender or its Affiliate will have an option to succeed to the interest of Borrower under the Franchise Agreement without payment of any fees to Franchisor, (vi) that the Franchise Agreement will remain in effect during any foreclosure proceedings by Lender provided Lender cures all monetary defaults under the Franchise Agreement, (vii) not to modify, cancel, surrender or otherwise terminate the Franchise Agreement during the Term without the consent of Lender, and (viii) that if Lender or its Affiliate succeeds to Borrower’s interest under the Franchise Agreement, Lender may assign its rights therein to any entity which acquires the Property from Lender or its Affiliate (subject to Franchisor’s reasonable approval).

Borrower will not, without Lender’s prior written consent (i) surrender, terminate or cancel the Franchise Agreement, (ii) reduce or consent to the reduction of the term of the Franchise Agreement, (iii) increase or consent to the increase of the amount of any charges under the Franchise Agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Franchise Agreement.

Without in any way limiting the covenants set forth in the Loan Documents, Borrower will: (i) cause the hotel located on the Property to be operated, repaired and maintained as a well-maintained hotel, providing amenities, services and facilities substantially equivalent to hotels of similar average room rate and targeted market segment from time to time operating in the same or comparable geographic area of the Property, taking into consideration the age and location of the hotel located on the Property and (ii) maintain

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Inventory in amounts sufficient to meet the hotel industry standard for hotels comparable to the hotel located on the Property and at levels sufficient for the operation of the hotel located on the Property at full occupancy levels.

Section 5.23Hospitality License Covenants. Borrower will maintain, or cause Manager to maintain, all hospitality licenses required to operate the Property as operating on the Effective Date. Borrower will cause Manager to maintain a liquor license and all other necessary hospitality licenses in full force and effect throughout the term of the Loan.
Section 5.24Operating Lease Covenants.

Borrower represents, covenants and warrants that it is the express intent of SPE Owner and TRS Lessee that the Operating Lease constitute a lease under applicable real property laws and laws governing bankruptcy, insolvency and creditors’ rights generally, and that the sole interest of TRS Lessee in the Property is as tenant under the Operating Lease. In the event that is will be determined that the Operating Lease is not a lease under applicable real property laws and laws governing bankruptcy, insolvency and creditors’ rights generally, and that the interest of TRS Lessee in the Property is other than that of tenant under the Operating Lease, then Borrower hereby covenants and agrees that it will cause TRS Lessee’s interest in the Property, however characterized , to continue to be subject and subordinate to the lien of the Security Instrument on all of the same terms and conditions as contained in the Operating Lease. The Operating Lease and any and all rights and interests of TRS Lessee thereunder and to the Property are and shall be in all respects subject and subordinate to the lien and security interests created under the Security Instrument and other Loan Documents, and to all renewals, extensions, increases, supplements, amendments, modifications and replacements of any of the foregoing and any advances made thereunder.

Without Lender’s prior written consent, Borrower will not (i) surrender, terminate or cancel the Operating Lease, (ii) reduce or consent to the reduction of the term of the Operating Lease, (iii) increase or consent to the increase of the amount of any charges under the Operating Lease, (iv) modify, change, supplement, alter or amend the Operating Lease or waive or release any of SPE Owner’s rights and remedies under the Operating Lease, or (v) waive, excuse, condone or in any way release or discharge TRS Lessee of or from TRS Lessee’s obligations, covenants and/or conditions under the Operating Lease.

Borrower will, from time to time, deliver to Lender such certificates of estoppel with respect to compliance by Borrower with the terms of the Operating Lease as may be requested by Lender.
Article VINotices And Reporting
Section 6.1Notices. Any notice, demand, request, approval, consent, or other communication made from or to a party as required by, permitted by, or contemplated in this Agreement (each a “Notice”) will only be effective if (i) it is in writing and (ii) the intended recipient actually receives it or is deemed to have received it in accordance with this paragraph. A Notice will be deemed received (x) if sent by local or overnight courier to the Recipient’s Address, upon delivery or first attempted delivery and (y) if sent by registered or certified first class mail, return receipt requested, two business days after deposit in the mail. If, however, a provision in this Agreement specifies different methods and requirements regarding a particular Notice, such provision will control with regard to the specified Notice. “Recipient’s Address” means the recipient’s address identified below as the recipient’s notice address (or as its address, if a separate notice

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address is not specified), or a new address identified in a Notice from the recipient to the sending party at least ten days before the date of the sending party’s Notice.

To Lender:

Legendary A-1 Bonds, LLC

c/o Legendary Capital

Attn: General Counsel

1635 43rd Street South, Suite 205

Fargo, North Dakota  58103

Email:  lerickson@legendarycap.com

With a copy to:

Foley & Lardner LLP

Attn:  Clifton M. Dugas, II

2021 McKinney Ave., Suite 1600

Dallas, Texas  75201

Email:  cdugas@foley.com

To Borrower:

LF3 RIFC, LLC

LF3 RIFC TRS, LLC

Attn: Ryan Rued

1635 43rd Street South, Suite 205

Fargo, North Dakota  58103

Email:  rrued@legendarycap.com

With a copy to:

durellaw PLC

Attn:  John H. Faris

644 Lovett SE, Suite B

Grand Rapids, MI 49506

Email:  jhf@durellaw.com

Section 6.2Borrower Notices and Deliveries. Borrower will (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against Borrower or Borrower Representative which might materially adversely affect the Property or Borrower’s or Borrower Representative’s condition (financial or otherwise), business, operations or assets, (ii) any event or circumstance resulting in, or which would reasonably be expected to result in, a material adverse change in the Property or Borrower’s or Borrower Representative’s condition (financial or otherwise), business, operations or assets, or of the occurrence of any Default or Event of Default of which Borrower has knowledge, together with a detailed statement of the steps being taken to cure such Default or Event of Default, and (b) furnish and provide to Lender: all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender. In addition, after request by Lender (but no more frequently than twice in any year), Borrower will furnish to

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Lender (x) within ten days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) within 30 days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at the Property in form and substance reasonably satisfactory to Lender.

Section 6.3Financial Reporting.
(a)Bookkeeping. Borrower will keep or cause Manager to keep on a calendar year basis, in accordance with GAAP and the Uniform System of Accounts for Hotels, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense and any services, Personalty or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by Borrower, Manager or any Affiliate of Borrower. Lender will have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender will desire. After an Event of Default which remains uncured, Borrower will pay any costs incurred by Lender to examine such books, records and accounts, as Lender will determine to be necessary or appropriate in the protection of Lender’s interest.
(b)Quarterly Reports. Borrower will furnish to Lender within 45 days after the end of each calendar quarter (excluding the last fiscal quarter in each fiscal year) (i) complete financial statements for the fiscal quarter then ended, and (ii) copies of the most recent Franchisor quality assurance reports available to Borrower.  Financial statements are to include standard hotel data of rooms sold and rooms available for the fiscal quarter and gross revenue breakdown of room revenue from other review for such period.
(c)Annual Reports. Borrower will furnish to Lender annually, within 90 days after each calendar year, a complete copy of Borrower’s annual audited financial statements prepared by a “big four” accounting firm or a regional accounting firm reasonably acceptable to Lender, each in accordance with GAAP and the Uniform System of Accounts for Hotels and containing balance sheets and statements of profit and loss for Borrower and the Property in such detail as Lender may reasonably request. Each such statement (i) will be in form and substance satisfactory to Lender, (ii) will set forth the financial condition and the income and expenses for the Property on a monthly basis for the immediately preceding calendar year, including statements of annual Net Cash Flow as well as a list of tenants and (iii) will be accompanied by an Officer’s Certificate certifying (A) that such statement is true, correct, complete and accurate in all material respects and presents fairly the financial condition of the Property and has been prepared in accordance with GAAP and the Uniform System of Accounts for Hotels and (B) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.
(d)Other Reports. Borrower will furnish to Lender (x) within five Business Days of receipt, any notices or reports received from Manager pursuant to the Management Agreement and/or the Franchise Agreement and (y) within ten Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrower or Borrower Representative as may be reasonably requested by Lender.

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Article VIIInsurance, Casualty, And Condemnation
Section 7.1Insurance.
(a)Coverage. Borrower shall obtain and keep in full force and effect insurance of the types and in amounts customarily carried in lines of business and in geographic areas similar to Borrower's and as Lender may specify from time to time including insurance of the types and in amounts specified in the Insurance Requirements Agreement, which may specify, among other things, (i) property insurance; (ii) business income insurance; (iii) builder's risk insurance, for any period during which construction shall take place on the Property; (iv) commercial general liability insurance, including excess/umbrella coverage and, if liquor, beer, or wine may be sold at or from the Property, liquor liability coverage; (v) worker’s compensation insurance; (vi) flood insurance; (vii) earthquake insurance, for Property located in an area designated by the US Geological Survey as high hazard; and (viii) such other policies and coverages as may be necessary to comply with Applicable Law or as Lender may otherwise require. Each required insurance policy and coverage (each, a “Policy”) and each required binder, certificate, or other evidence of coverage (collectively, with the Policy, the “Policy Documents”) shall satisfy the requirements set forth in this Section and in any Insurance Requirements Agreement (collectively, the “Insurance Requirements”), unless, in a particular case, Lender, in its sole discretion and in writing, modifies or waives a particular Insurance Requirement. All Insurance Requirements are at the sole cost and expense of Borrower and apply to each Property.
(b)Policy Requirements. All policies of insurance (the “Policies”) required pursuant to Section 7.1.1 will (i) be issued by companies approved by Lender and licensed to do business in the State, with a rating of A/X or better in the current Best’s Insurance Reports, (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance) or an additional insured (in the case of liability insurance), (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the Person to which all payments made by such insurance company will be paid, (iv) contain a waiver of subrogation against Lender, (v) be assigned and the originals thereof delivered to Lender, (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither Borrower, Lender nor any other party will be a co-insurer under the Policies, (B) that Lender will receive at least 30 days’ prior written notice of any modification, reduction or cancellation of any of the Policies, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums, (vii) in the event any insurance policy (except for general public and other liability and worker’s compensation insurance) will contain breach of warranty provisions, such policy will provide that with respect to the interest of Lender, such insurance policy will not be invalidated by and will insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents, and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower will pay the premiums for such Policies (the “Insurance Premiums”) prior to or upon the closing of the Loan and furnish to Lender evidence of the

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renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender under this Agreement) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrower does not furnish such evidence and receipts at least 30 days prior to the expiration of any expiring Policy, then Lender may, but will not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower will reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Interest Rate. Borrower will deliver to Lender a certified copy of each Policy within 30 days after its effective date. Within 30 days after request by Lender, Borrower will obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.
Section 7.2Casualty.
(a)Notice, Restoration. If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower will give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, will promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.
(b)Settlement of Proceeds. If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed $250,000, provided no Default or Event of Default has occurred and is continuing, Borrower may settle and adjust any claim without the prior consent of Lender, provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receive the insurance proceeds (the “Proceeds”). In the event of an Insured Casualty where the loss equals or exceeds $250,000 (a “Significant Casualty”) or if an Event of Default exists, Lender may, in its sole discretion, settle and adjust any claim without the consent of Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds will be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrower will immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds will become part of the Debt and will be reimbursed by Borrower to Lender upon demand.
Section 7.3Condemnation.
(a)Notice, Restoration. Borrower will promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a “Condemnation”) and will deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a

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Condemnation, Borrower, regardless of whether an Award is available, will promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

(b)Collection of Award. Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an “Award”) and to make any compromise, adjustment or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower will continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt will not be reduced unless and until any Award will have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender will not be limited to the interest paid on the Award by the condemning authority but will be entitled to receive out of the Award interest at the rate or rates provided in the Notes. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender will have the right, whether or not a deficiency judgment on the Notes will be recoverable or will have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower will cause any Award that is payable to Borrower to be paid directly to Lender. Lender will hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.
Section 7.4Application of Proceeds or Award.
(a)Application to Restoration. If an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than (x) 30 percent of the unpaid Principal in the event of an Insured Casualty or (y) 15 percent of the unpaid Principal in the event of a Condemnation, (ii) in the reasonable judgment of Lender, the Property can be restored within six (6) months, and prior to six (6) months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Property’s pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt and (iii) no Default or Event of Default will have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), will be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property (the “Restoration”), in the manner set forth herein. Borrower will commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event will Lender be obligated to apply the Proceeds or Award to reimburse Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrower will pay (and if required by Lender,

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Borrower will deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof, and (y) Lender will have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents will be at least equal to the sum of the operating expenses and Debt Service, as reasonably determined by Lender.

(b)Application to Debt. Except as provided in Section 7.4, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Notes, (ii) the unpaid Principal and (iii) other charges due under the Notes and/or any of the other Loan Documents, or applied to reimburse Borrower for the cost of any Restoration, in the manner set forth in Section 7.4(c).
(c)Procedure for Application to Restoration. If Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award will be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender’s judgment are required to complete the proposed Restoration, (iv) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender’s discretion, (v) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work and (vi) Lender will be satisfied that the Restoration will be completed in accordance with any requirements under the Franchise Agreement. Lender may, at Borrower’s expense, retain a consultant to review and approve all requests for disbursements, which approval will also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration will exceed 90 percent of the value of the work performed from time to time, funds other than the Proceeds or Award will be disbursed prior to disbursement of such Proceeds or Award, and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, will be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration will be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration will, in the discretion of Lender, be retained by Lender and applied to payment of the Debt.

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Article VIIIDefaults
Section 8.1Events of Default. An “Event of Default” will exist with respect to the Loan if any of the following occur:
any portion of the Debt due hereunder is not paid when due or any other amount under Section 3.10(a)(i) through (vi) is not paid in full on each Payment Date, any Taxes are not paid prior to delinquency (unless Lender is paying such Taxes pursuant to Section 3.3), the Policies are not kept in full force and effect, or are not delivered to Lender upon request, a Transfer other than a Permitted Transfer occurs,
any representation or warranty made by Borrower or Guarantor or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement, or document furnished by Borrower or Guarantor in connection with any Loan Document, is false or misleading in any material respect as of the date the representation or warranty was made,
Borrower, Borrower Representative, or Guarantor makes an assignment for the benefit of creditors, is generally not paying its debts as they become due, or admits in writing its inability to pay its debts as they become due, a receiver, liquidator, or trustee will be appointed for Borrower, Borrower Representative or Guarantor, or Borrower, Borrower Representative or Guarantor will be adjudicated a bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by or against, consented to, orchestrated or participated in the orchestration of, acquiesced in by, aided, solicited or supported by, colluded to be caused by, or failed to be contested by Borrower, Borrower Representative or Guarantor, as the case may be, or any proceeding for the dissolution or liquidation of Borrower, Borrower Representative or Guarantor will be instituted, provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to, not aided, solicited, supported, colluded to be caused or orchestrated by, not participated in the orchestration of by, not acquiesced in by, and properly contested by Borrower, Borrower Representative or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within 60 days,
Borrower breaches any covenant contained in any of Sections 5.7, 5.12, 5.13, 5.14, 5.18, 5.19, 5.20, 5.21, or 6.3,
(9)except as expressly permitted in this Agreement, the actual or threatened alteration, improvement, demolition, or removal of all or any of portion of the Improvements without the prior written consent of Lender, an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs, or any other event will occur or condition will exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt, a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired,

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any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrower’s counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect, a default is continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for five days after notice to Borrower (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for 30 days after notice from Lender in the case of any other default, provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30 day period, and Borrower (or Guarantor, if applicable) will have commenced to cure such default within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period will be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed 30 days.
Guarantor breaches any of the covenants contained in the Guaranty, or a default by Borrower has occurred and continues beyond any applicable cure period under the Management Agreement (or any successor management agreement) or the Franchise Agreement.
Section 8.2Remedies.
(a)Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter, so long as such Event of Default remains uncured, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including declaring the Debt to be immediately due and payable (including unpaid interest and any other amounts owing by Borrower), without notice or demand, and upon any Event of Default described in paragraph (f) or (g) of Section 8.1, the Debt (including unpaid interest and any other amounts owing by Borrower) will immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding. Notwithstanding anything to the contrary set forth herein, after the occurrence of an Event of Default, Lender may accept or reject the tender of cure for such Event of Default in its sole and absolute discretion.
(b)Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt will be declared, or be automatically, due and payable, and whether or not Lender will have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender will be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender will remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Security Instrument has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document will be construed as requiring

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Lender to resort to any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.

(c)Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender will impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default will not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Security Instrument to the extent necessary to foreclose on all or any portion of the Property, the Rents, the Accounts or any other collateral.
(d)Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure will continue for a period of five Business Days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but will have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith will be payable by Borrower to Lender upon demand and if not paid will be added to the Debt (and to the extent permitted under applicable laws, secured by the Security Instrument and other Loan Documents) and will bear interest thereafter at the Interest Rate. Notwithstanding the foregoing, Lender will have no obligation to send notice to Borrower of any such failure.
Article IXMiscellaneous
Section 9.1Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto will survive the making by Lender of the Loan and the execution and delivery to Lender of the Notes, and will continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrower’s covenants and agreements in this Agreement will inure to the benefit of the respective legal representatives, successors and assigns of Lender.
Section 9.2Lender’s Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or decide whether any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion will (except as is otherwise specifically herein provided) be in the sole discretion of Lender and will be final and conclusive.
Section 9.3Rules of Construction. In this Agreement and each other Loan Document, (a) a capitalized term that is not defined in this Agreement, but is defined in another Loan Document, will have the meaning ascribed to it in the other Loan Document, (b) headings of articles, sections, paragraphs, and other subdivisions of this Agreement (each a “subdivision”) are for convenience only and do not modify the meaning of the text following a heading, (c) each Exhibit, Schedule, Attachment, Annex, and other attachment to this Agreement (each an “attachment”) is

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incorporated into the Loan Document to which it is attached, (d) unless reference is made to another document, a reference to a subdivision or attachment refers to such subdivision of or attachment to the Loan Document containing the reference, (e) a capitalized term that refers to another document or a Legal Requirement refers to such document or a Legal Requirement as renewed, extended, supplemented, amended, or modified at any time, (f) a word indicating a particular gender includes all genders and a word indicating the singular include the plural and vice versa, unless the context otherwise requires, (g) the rule of ejusdem generis will not be applied to limit the generality of any term when followed by specific examples, and the words “include”, “including”, and similar terms will be construed as if followed by “without limitation to”, (h) consent of or notice to any Person means prior written consent and prior written notice, respectively, (i)“year” means a calendar year, unless otherwise specified, and (j) ”party” means a party to such Loan Document.

Section 9.4Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, will in any event be effective unless the same will be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent will be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower will entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, will operate as or constitute a waiver thereof, nor will a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender will not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.
Section 9.5Time of Essence. Time is of the essence as to all obligations created by and all notices required by this Agreement
Section 9.6Waiver of Jury Trial. Each party waives its right to a jury trial for any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all encompassing of any and all disputes that might be filed in a court and that relate to the subject matter of the transaction arising out of the Loan Documents, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. This waiver is a material inducement to enter into a business relationship and the parties have each relied on this waiver in entering into the Loan Documents. Each party warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. If litigation occurs,

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this waiver and the agreement in which it is contained may be filed as a consent to a trial by the court.

Section 9.7Severability. The invalidity or unenforceability of one or more covenants, terms, or conditions in this Agreement will not affect the remainder of this Agreement.
Section 9.8Preferences. Upon the occurrence and continuance of an Event of Default, Lender will have the continuing and exclusive right to apply or reverse and reapply (or having so applied, to reverse and reapply) any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or in part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied will be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision will survive the expiration or termination of this Agreement and the repayment of the Debt.
Section 9.9Waiver of Notice. Borrower will not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower.
Section 9.10Remedies of Borrower. If a claim or adjudication is made that Lender or any of its agents,, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents will be liable for any monetary damages, and Borrower’s sole remedy will be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably will be determined by an action seeking declaratory judgment. Borrower specifically waives any claim against Lender and its agents with respect to actions taken by Lender or its agents on Borrower’s behalf.
Section 9.11Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.
Section 9.12Offsets, Counterclaims and Defenses. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender’s interest in and to the Loan Documents will take the same free and clear

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of all offsets, counterclaims or defenses which Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense will be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 9.13No Usury. Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 9.13 will control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Notes or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender will be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan will, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
Section 9.14Conflict, Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement will control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents will not be subject to the principle of construing their meaning against the party that drafted them.
Section 9.15No Third Party Beneficiaries. The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document will be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.
Section 9.16Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder will be joint and several. Each entity that constitutes Borrower acknowledges and agrees that it will be jointly and severally liable for the Loan and all other Obligations arising under this Agreement and/or

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any of the other Loan Documents. In furtherance thereof, each Borrower acknowledges and agrees as follows:

For the purpose of implementing the joint borrower provisions of the Loan Documents, each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

To induce Lender to make the Loan, and in consideration thereof, each Borrower hereby agrees to indemnify Lender against, and hold Lender harmless from, any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against Lender by any Borrower or by any other Person arising from or incurred by reason of (i) reliance by Lender on any requests or instructions from any Borrower, or (ii) any other action taken by Lender in good faith with respect to this Agreement or the other Loan Documents.

Each Borrower acknowledges that the liens and security interests created or granted herein and by the other Loan Documents will secure the Obligations of all Borrowers under the Loan Documents and, in full recognition of that fact, each Borrower consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof or of any other Loan Document:

(i)	agree with any Borrower to supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon,
(ii)	agree with any Borrower to supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder,
(iii)	accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof,
(iv)	accept partial payments on the Obligations,
(v)	receive and hold additional security or guaranties for the Obligations or any part thereof,
(vi)	release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security for or guaranties of the Obligations, and apply any security and direct the order or manner of sale thereof as Lender, in its sole and absolute discretion, may determine,
(vii)release any Person or any guarantor from any personal liability with respect to the Obligations or any part thereof, or
(viii)settle, release on terms satisfactory to Lender or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any such security and bid and

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purchase at any sale, and consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the obligations of such Borrower or other Person, and any such merger, change, restructuring or termination will not affect the liability of any Borrower or the continuing existence of any lien or security interest hereunder, or under any other Loan Document to which any Borrower is a party, or the enforceability hereof or thereof with respect to all or any part of the Obligations.

Upon the occurrence of and during the continuance of any Event of Default, Lender may enforce this Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security Lender at any time may have or hold in connection with the Obligations, and in collecting on the Loan it will not be necessary for Lender to marshal assets in favor of any Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement and the other Loan Documents. Each Borrower expressly waives any right to require Lender, in connection with Lender’s efforts to obtain repayment of the Loan and other Obligations, to marshal assets in favor of any Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Lender may proceed against any Persons and/or collateral in such order as it will determine in its sole and absolute discretion in connection with Lender’s efforts to obtain repayment of the Loan and other Obligations. Lender may file a separate action or actions against each Borrower to enforce the Obligations, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that Lender, each Borrower and/or any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing among any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement or the other Loan Documents. The rights of Lender hereunder and under the other Loan Documents will be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents will continue, with respect to any amount at any time paid on account of the Obligations, which thereafter will be required to be restored or returned by Lender as a result of the bankruptcy, insolvency or reorganization of any Borrower or any other Person, or otherwise, all as though such amount had not been paid. The enforceability of this Agreement and the other Loan Documents at all times will remain effective even though any or all Obligations, or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower or any other Person and whether or not any Borrower or any other Person will have any personal liability with respect thereto. Each Borrower expressly waives any and all defenses to the enforcement of its Obligations under the Loan Documents now or hereafter arising or asserted by reason of (i) any disability or other defense of any Borrower or any other Person with respect to the Obligations, (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full and final payment and performance of all Obligations), (iv) any failure of Lender to marshal assets in favor of any of the Borrowers or any other Person, (v) any failure of Lender to give notice of sale or other disposition of any Collateral or Pledged Collateral for the Obligations to Borrower or to any other Person or any defect in any notice that may be given in connection with any such sale or disposition, (vi) any failure of Lender to comply in any non-material respect with applicable laws in connection with the sale or other disposition of any collateral or other security for any Obligation, (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or of any other Person or of any of the Obligations or any other security or guaranty therefor by operation of law or otherwise, (viii) any law that provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to

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the principal obligation, (ix) any failure of Lender to file or enforce a claim in any bankruptcy or similar proceeding with respect to any Person, (x) the election by Lender, in any bankruptcy or similar proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, (xi) any extension of credit or the grant of any lien under Section 364 of the Bankruptcy Code except to the extent otherwise provided in this Agreement, (xii) any use of cash collateral under Section 363 of the Bankruptcy Code, (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy or similar proceeding of any Person, (xiv) the avoidance of any lien or security interest in favor of Lender securing the Obligations for any reason, or (xv) any bankruptcy or similar proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding.

Borrowers represent and warrant to Lender that they have established adequate means of obtaining from each other, on a continuing basis, financial and other information pertaining to their respective businesses, operations and condition (financial and otherwise) and their respective properties, and each now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the other and their respective properties. Each Borrower hereby expressly waives and relinquishes any duty on the part of Lender to disclose to such Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the other Borrowers or the other Borrowers’ properties, whether now known or hereafter known by Lender during the life of this Agreement. With respect to any of the Obligations, Lender need not inquire into the powers of any Borrower or the officers, employees or other Persons acting or purporting to act on such Borrower’s behalf.

EACH BORROWER WARRANTS AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN IS MADE WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES, WITH THE UNDERSTANDING THAT EVENTS GIVING RISE TO ANY DEFENSE WAIVED MAY DIMINISH, DESTROY OR OTHERWISE ADVERSELY AFFECT RIGHTS THAT EACH OTHERWISE MAY HAVE AGAINST THE OTHER, AGAINST LENDER OR OTHERS, OR AGAINST ANY COLLATERAL. IF ANY OF THE WAIVERS OR CONSENTS HEREIN IS DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVERS AND CONSENTS WILL BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW.

Section 9.17Assignment. The Loan, the Notes, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document will be deemed to refer to such assignee or successor in interest and such assignee or successor in interest will thereafter stand in the place of Lender. Borrower may not assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.
Section 9.18Governing Law. This Agreement and any controversy, dispute, claim or cause of action arising out of or relating to this Agreement, the other Loan Documents, the breach thereof, the transactions contemplated thereby, or any other dispute between or among the parties to the Loan Documents (whether in contract, tort or otherwise) will be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Colorado; provided that administrative agent and lenders will retain all rights under federal law. This Agreement is performable for all purposes in Larimer County, Colorado. The parties hereby

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agree that any lawsuit, action, or proceeding that is brought (whether in contract, tort, or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby, or the acts, conduct or omissions of administrative agent and/or lenders in the negotiation, administration, or enforcement of any of the Loan Documents will be brought in a State or federal court of competent jurisdiction located in Larimer County, Colorado. Each of the parties hereto hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of such courts, (b) waives any objection it may now or hereafter have as to the venue of any such lawsuit, action, or proceeding brought in any such court, and (c) further waives any claim that it may now or hereafter have that any such court is an inconvenient forum. Each of the parties hereto agree that service of process upon it may be made by certified or registered mail, return receipt requested at the address for notices contained on the signature page of this Agreement.

Section 9.19Counterparts. To facilitate execution, this Agreement may be executed in multiple identical counterparts. The signature of each party, or the signature of all persons required to bind a party, need not appear on each counterpart. All counterparts, taken together, will constitute a single document. The validity of a signature page will not be affected by its detachment from one counterpart of this Agreement and attachment to an identical counterpart of this Agreement.
Section 9.20Final Agreement. This Agreement is the final, complete, and exclusive agreement of the parties regarding its subject matter, and supersedes all prior and contemporaneous agreements, representations, and understandings regarding such subject matter. No modification of this Agreement will be binding on the parties to it unless contained in a writing signed by the parties hereto.

Section 9.21 Maximum Interest Rate.  It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable Colorado law governing the maximum rate of interest payable on the indebtedness evidenced by the Notes and the Loan Agreement (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Colorado law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Notes, the Loan Agreement, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of the Notes, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Notes, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate (as hereinafter defined) shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Notes (or, if the Notes has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Notes, the Loan Agreement, and other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity for the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Notes have been paid in full before the end of the stated term of the Notes, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in

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excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Notes then owing by Borrower to Lender.  Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Notes and then owing by Borrower to Lender.  All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by the Notes shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Notes (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Notes does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Notes for so long as debt is outstanding.  As used hereunder the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Colorado (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Colorado law), taking into account all Charges made in connection with the transaction evidenced by the Notes and the other Loan Documents.  As used hereunder, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to the Notes and the other Loan Documents, which are treated as interest under applicable law.

[NO FURTHER TEXT ON THIS PAGE]

Ex 10.219

Executed to be effective as of the Effective Date.

Borrower:

LF3 RIFC, LLC,

a Delaware limited liability company

By: Lodging Fund REIT III OP, LP,

a Delaware limited partnership, its sole member

By: Lodging Fund REIT III, Inc.,

a Maryland corporation, its general partner

By: /s/ Samuel C. Montgomery

Name:  Samuel C. Montgomery

Title:  Chief Financial Officer

LF3 RIFC TRS, LLC,

a Delaware limited liability company

By: Lodging Fund REIT III TRS, Inc.,

a Delaware corporation, its sole member

By: /s/ Samuel C. Montgomery

Name:  Samuel C. Montgomery

Title:  Chief Financial Officer

Lender:

Legendary A-1 Bonds, LLC,

a Delaware limited liability company

By: /s/ Norman H. Leslie

Name:  Norman H. Leslie

Title:  Manager

By: /s/ Corey R. Maple

Name:  Corey R. Maple

Title:  Manager

Ex 10.219

Schedule 1A

Form of Tranche 1 Promissory Note

$10,298,535.00August 3, 2022

For value received, LF3 RIFC Lakewood, LLC, a Delaware limited liability company and LF3 RIFC TRS, LLC, a Delaware limited liability company (collectively, “Maker”), promises to pay to the order of Legendary A-1 Bonds, a Delaware limited liability company at its principal place of business at 1635 43rd Street S, Suite 205, Fargo, ND 58103 (together with its successors and assigns “Payee”), or at such place as the holder hereof may from time to time designate in writing, the principal sum of Ten Million Two Hundred Ninety-Eight Thousand Five Hundred Thirty-Five and 00/100 Dollars ($10,298,535.00), in lawful money of the United States of America, with interest on the unpaid principal balance from time to time outstanding to be computed in the manner, at the times and, subject to the provisions of Section 2.2(a) of the Loan Agreement dated of even date herewith between Payee, as lender, and Maker, as borrower (the “Loan Agreement”), at the Interest Rate. Capitalized terms used but not defined herein will have the respective meanings given such terms in the Loan Agreement.

1.Payment Terms. Maker will pay to Payee the monthly interest on the unpaid Principal and in the manner and at the times specified in Article 2 of the Loan Agreement, which payments will be applied in the order of priority set forth in the Loan Agreement. Maker will also pay to Payee interest, if any, and all other amounts due and payable as and when provided for in the Loan Agreement. The balance of the Principal, together with all accrued and unpaid interest thereon, and all other amounts payable to Payee hereunder, under the Loan Agreement and under the other Loan Documents will be due and payable on the Maturity Date.
2.Prepayment.  The principal balance of this Note may be prepaid in whole or in part upon: (i) not less than ten (10) days prior written notice to Payee specifying the date on which prepayment is to be made (the “Prepayment Date”); (ii) payment of accrued interest to and including the Prepayment Date; or if Payee would incur costs and expenses as a result of the Prepayment Date not being the last day of the applicable interest period, to and including the last day of the applicable interest period in which the Prepayment Date occurs; and (iii) payment of all other sums then due under this Note, the Security Agreement and the other Loan Documents to the extent then payable.  If any such notice of prepayment is given, the principal amount set forth in such notice and the other sums required under this Section 2 shall be due and payable on the Prepayment Date, provided, however, that Maker may revoke any such prepayment election on or before the date which is ten (10) calendar days prior to the Prepayment Date by written notice to Payee.
3.Loan Documents. This Note is evidence of the Loan and is executed pursuant to the terms and conditions of the Loan Agreement. This Note is secured by and entitled to the benefits of, among other things, the Security Instrument and the other Loan Documents. Reference is made to the Loan Documents for a description of the nature and extent of the security afforded thereby, the rights of the holder hereof in respect of such security, the terms and conditions upon which this Note is secured, and the rights and duties of the holder of this Note. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents to be kept and performed by Maker are by this reference hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth in this Note, and Maker covenants and agrees to keep and perform the same, or cause the same to be kept and performed, in accordance with their terms.
4.Loan Acceleration, Prepayment. The Debt will, without notice, become immediately due and payable at the option of Payee upon the occurrence of any Event of Default. This Note may not be prepaid except as expressly provided in, and subject to the terms and conditions of, the Loan Agreement.

Ex 10.219

5.Revival. To the extent that Maker makes a payment or Payee receives any payment or proceeds for Maker’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under the Bankruptcy Code or any other bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied will be revived and continue as if such payment or proceeds had not been received by Payee.
6.Amendments. This Note may not be modified, amended, waived, extended, changed, discharged, or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number will include the plural, the plural the singular, and the words “Payee” and “Maker” will include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party will be joint and several.
7.Waiver. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration except as otherwise expressly provided in the Loan Documents. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party will release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents, for the payment of all or any part of the Debt.
8.Maximum Interest Rate.  It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable Colorado law governing the maximum rate of interest payable on the indebtedness evidenced by this Note and the Loan Agreement (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Colorado law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, the Loan Agreement, any of the other Loan Documents or any other communication or writing by or between Maker and Payee related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Payee’s exercise of the option to accelerate the maturity of this Note, or (iii) Maker will have paid or Payee will have received by reason of any voluntary prepayment by Maker of this Note, then it is Maker’s and Payee’s express intent that all amounts charged in excess of the Maximum Lawful Rate (as hereinafter defined) shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Payee shall be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note, the Loan Agreement, and other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity for the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Maker and Payee agree that Payee shall, with reasonable promptness after Payee discovers or is advised by Maker that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Maker and/or credit such excess interest against this Note then owing by Maker to Payee.  Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against Payee, Maker will provide written notice to Payee, advising Payee in reasonable detail of the nature and amount of the violation, and Payee shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note and then owing by Maker to Payee.  All sums contracted for, charged,

Ex 10.219

taken, reserved or received by Payee for the use, forbearance or detention of any debt evidenced by this Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note for so long as debt is outstanding.  As used hereunder the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Payee in accordance with the applicable laws of the State of Colorado (or applicable United States federal law to the extent that such law permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Colorado law), taking into account all Charges made in connection with the transaction evidenced by this Note and the other Loan Documents.  As used hereunder, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Payee in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.
9.Exit Fee.  Upon the earlier of (a) the full repayment of the Loan (whether on the Maturity Date, acceleration of the Loan prior to the Maturity Date, or any other date), and (b) the Maturity Date, Maker shall pay to Payee the Exit Fee.  The Exit Fee shall be in addition to any correspondent’s fee, broker’s fee, financing fee, or similar fee charged in connection with any engagement of Payee for the purpose of refinancing the Loan.  The Exit Fee shall be paid pursuant to the terms of the Contribution Agreement; however, if the closing contemplated under the Contribution Agreement fails to take place, the Exit Fee shall be payable solely by Maker when and as due.
10.Notices. All notices or other communications required or permitted to be given pursuant hereto will be given in the manner specified in the Loan Agreement.
11.Joint and Several. If more than one Person constitutes Maker, each Person constituting Maker hereunder will have joint and several liability for the obligations of Maker hereunder.
12.Governing Law. This Note will be governed by and construed in accordance with the laws of the State of Colorado.

[SIGNATURE PAGE FOLLOWS]

Ex 10.219

Maker:

LF3 RIFC, LLC,

a Delaware limited liability company

By:Lodging Fund REIT III OP, LP,

a Delaware limited partnership, its sole member

By: Lodging Fund REIT III, Inc.,

a Maryland corporation, its general partner

By:

Name:  Samuel C. Montgomery

Title:  Chief Financial Officer

LF3 RIFC TRS, LLC,

a Delaware limited liability company

By:Lodging Fund REIT III TRS, Inc.,

a Delaware corporation, its sole member

By:

Name:  Samuel C. Montgomer

Title:  Chief Financial Officer

Ex 10.219

Schedule 1B

Form of Tranche 2 Promissory Note

$700,000.00August 3, 2022

For value received, LF3 RIFC Lakewood, LLC, a Delaware limited liability company and LF3 RIFC TRS, LLC, a Delaware limited liability company (collectively, “Maker”), promises to pay to the order of Legendary A-1 Bonds, a Delaware limited liability company at its principal place of business at 1635 43rd Street S, Suite 205, Fargo, ND 58103 (together with its successors and assigns “Payee”), or at such place as the holder hereof may from time to time designate in writing, the principal sum of Seven Hundred Thousand and 00/100 Dollars ($700,000.00), in lawful money of the United States of America, with interest on the unpaid principal balance from time to time outstanding to be computed in the manner, at the times and, subject to the provisions of Section 2.2(a) of the Loan Agreement dated of even date herewith between Payee, as lender, and Maker, as borrower (the “Loan Agreement”), at the Interest Rate. Capitalized terms used but not defined herein will have the respective meanings given such terms in the Loan Agreement.

1.Payment Terms. Maker will pay to Payee the monthly interest on the unpaid Principal and in the manner and at the times specified in Article 2 of the Loan Agreement, which payments will be applied in the order of priority set forth in the Loan Agreement. Maker will also pay to Payee interest, if any, and all other amounts due and payable as and when provided for in the Loan Agreement. The balance of the Principal, together with all accrued and unpaid interest thereon, and all other amounts payable to Payee hereunder, under the Loan Agreement and under the other Loan Documents will be due and payable on the Maturity Date.
2.Prepayment.  The principal balance of this Note may be prepaid in whole or in part upon: (i) not less than ten (10) days prior written notice to Payee specifying the date on which prepayment is to be made (the “Prepayment Date”); (ii) payment of accrued interest to and including the Prepayment Date; or if Payee would incur costs and expenses as a result of the Prepayment Date not being the last day of the applicable interest period, to and including the last day of the applicable interest period in which the Prepayment Date occurs; and (iii) payment of all other sums then due under this Note, the Security Agreement and the other Loan Documents to the extent then payable.  If any such notice of prepayment is given, the principal amount set forth in such notice and the other sums required under this Section 2 shall be due and payable on the Prepayment Date, provided, however, that Maker may revoke any such prepayment election on or before the date which is ten (10) calendar days prior to the Prepayment Date by written notice to Payee.
3.Loan Documents. This Note is evidence of the Loan and is executed pursuant to the terms and conditions of the Loan Agreement. This Note is secured by and entitled to the benefits of, among other things, the Security Instrument and the other Loan Documents. Reference is made to the Loan Documents for a description of the nature and extent of the security afforded thereby, the rights of the holder hereof in respect of such security, the terms and conditions upon which this Note is secured, and the rights and duties of the holder of this Note. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents to be kept and performed by Maker are by this reference hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth in this Note, and Maker covenants and agrees to keep and perform the same, or cause the same to be kept and performed, in accordance with their terms.
4.Loan Acceleration, Prepayment. The Debt will, without notice, become immediately due and payable at the option of Payee upon the occurrence of any Event of Default. This Note may not be prepaid except as expressly provided in, and subject to the terms and conditions of, the Loan Agreement.

Ex 10.219

5.Revival. To the extent that Maker makes a payment or Payee receives any payment or proceeds for Maker’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under the Bankruptcy Code or any other bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied will be revived and continue as if such payment or proceeds had not been received by Payee.
6.Amendments. This Note may not be modified, amended, waived, extended, changed, discharged, or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number will include the plural, the plural the singular, and the words “Payee” and “Maker” will include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party will be joint and several.
7.Waiver. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration except as otherwise expressly provided in the Loan Documents. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party will release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents, for the payment of all or any part of the Debt.
8.Maximum Interest Rate.  It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable Colorado law governing the maximum rate of interest payable on the indebtedness evidenced by this Note and the Loan Agreement (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Colorado law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, the Loan Agreement, any of the other Loan Documents or any other communication or writing by or between Maker and Payee related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Payee’s exercise of the option to accelerate the maturity of this Note, or (iii) Maker will have paid or Payee will have received by reason of any voluntary prepayment by Maker of this Note, then it is Maker’s and Payee’s express intent that all amounts charged in excess of the Maximum Lawful Rate (as hereinafter defined) shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Payee shall be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note, the Loan Agreement, and other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity for the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Maker and Payee agree that Payee shall, with reasonable promptness after Payee discovers or is advised by Maker that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Maker and/or credit such excess interest against this Note then owing by Maker to Payee.  Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against Payee, Maker will provide written notice to Payee, advising Payee in reasonable detail of the nature and amount of the violation, and Payee shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note and then owing by Maker to Payee.  All sums contracted for, charged,

Ex 10.219

taken, reserved or received by Payee for the use, forbearance or detention of any debt evidenced by this Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note for so long as debt is outstanding.  As used hereunder the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Payee in accordance with the applicable laws of the State of Colorado (or applicable United States federal law to the extent that such law permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Colorado law), taking into account all Charges made in connection with the transaction evidenced by this Note and the other Loan Documents.  As used hereunder, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Payee in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.
9.Notices. All notices or other communications required or permitted to be given pursuant hereto will be given in the manner specified in the Loan Agreement.
10.Joint and Several. If more than one Person constitutes Maker, each Person constituting Maker hereunder will have joint and several liability for the obligations of Maker hereunder.
11.Governing Law. This Note will be governed by and construed in accordance with the laws of the State of Colorado.

[SIGNATURE PAGE FOLLOWS]

Ex 10.219

Maker:

LF3 RIFC, LLC,

a Delaware limited liability company

By:Lodging Fund REIT III OP, LP,

a Delaware limited partnership, its sole member

By: Lodging Fund REIT III, Inc.,

a Maryland corporation, its general partner

By:

Name:  Samuel C. Montgomery

Title:  Chief Financial Officer

LF3 RIFC TRS, LLC,

a Delaware limited liability company

By:Lodging Fund REIT III TRS, Inc.,

a Delaware corporation, its sole member

By:

Name:  Samuel C. Montgomery

Title:  Chief Financial Officer

Ex 10.219

Schedule 1C

Form of Tranche 3 Promissory Note

$501,465.00August 3, 2022

For value received, LF3 RIFC Lakewood, LLC, a Delaware limited liability company and LF3 RIFC TRS, LLC, a Delaware limited liability company (collectively, “Maker”), promises to pay to the order of Legendary A-1 Bonds, a Delaware limited liability company at its principal place of business at 1635 43rd Street S, Suite 205, Fargo, ND 58103 (together with its successors and assigns “Payee”), or at such place as the holder hereof may from time to time designate in writing, the principal sum of Five Hundred One Thousand Four Hundred Sixty-Five and 00/100 Dollars ($501,465.00), in lawful money of the United States of America, with interest on the unpaid principal balance from time to time outstanding to be computed in the manner, at the times and, subject to the provisions of Section 2.2(a) of the Loan Agreement dated of even date herewith between Payee, as lender, and Maker, as borrower (the “Loan Agreement”), at the Interest Rate. Capitalized terms used but not defined herein will have the respective meanings given such terms in the Loan Agreement.

1.Payment Terms. Maker will pay to Payee the monthly interest on the unpaid Principal and in the manner and at the times specified in Article 2 of the Loan Agreement, which payments will be applied in the order of priority set forth in the Loan Agreement. Maker will also pay to Payee interest, if any, and all other amounts due and payable as and when provided for in the Loan Agreement. The balance of the Principal, together with all accrued and unpaid interest thereon, and all other amounts payable to Payee hereunder, under the Loan Agreement and under the other Loan Documents will be due and payable on the Maturity Date.
2.Prepayment.  The principal balance of this Note may be prepaid in whole or in part upon: (i) not less than ten (10) days prior written notice to Payee specifying the date on which prepayment is to be made (the “Prepayment Date”); (ii) payment of accrued interest to and including the Prepayment Date; or if Payee would incur costs and expenses as a result of the Prepayment Date not being the last day of the applicable interest period, to and including the last day of the applicable interest period in which the Prepayment Date occurs; and (iii) payment of all other sums then due under this Note, the Security Agreement and the other Loan Documents to the extent then payable.  If any such notice of prepayment is given, the principal amount set forth in such notice and the other sums required under this Section 2 shall be due and payable on the Prepayment Date, provided, however, that Maker may revoke any such prepayment election on or before the date which is ten (10) calendar days prior to the Prepayment Date by written notice to Payee.
3.Loan Documents. This Note is evidence of the Loan and is executed pursuant to the terms and conditions of the Loan Agreement. This Note is secured by and entitled to the benefits of, among other things, the Security Instrument and the other Loan Documents. Reference is made to the Loan Documents for a description of the nature and extent of the security afforded thereby, the rights of the holder hereof in respect of such security, the terms and conditions upon which this Note is secured, and the rights and duties of the holder of this Note. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents to be kept and performed by Maker are by this reference hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth in this Note, and Maker covenants and agrees to keep and perform the same, or cause the same to be kept and performed, in accordance with their terms.
4.Loan Acceleration, Prepayment. The Debt will, without notice, become immediately due and payable at the option of Payee upon the occurrence of any Event of Default. This Note may not be prepaid except as expressly provided in, and subject to the terms and conditions of, the Loan Agreement.

Ex 10.219

5.Revival. To the extent that Maker makes a payment or Payee receives any payment or proceeds for Maker’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under the Bankruptcy Code or any other bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied will be revived and continue as if such payment or proceeds had not been received by Payee.
6.Amendments. This Note may not be modified, amended, waived, extended, changed, discharged, or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number will include the plural, the plural the singular, and the words “Payee” and “Maker” will include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party will be joint and several.
7.Waiver. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration except as otherwise expressly provided in the Loan Documents. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party will release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents, for the payment of all or any part of the Debt.
8.Maximum Interest Rate.  It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable Colorado law governing the maximum rate of interest payable on the indebtedness evidenced by this Note and the Loan Agreement (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Colorado law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, the Loan Agreement, any of the other Loan Documents or any other communication or writing by or between Maker and Payee related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Payee’s exercise of the option to accelerate the maturity of this Note, or (iii) Maker will have paid or Payee will have received by reason of any voluntary prepayment by Maker of this Note, then it is Maker’s and Payee’s express intent that all amounts charged in excess of the Maximum Lawful Rate (as hereinafter defined) shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Payee shall be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note, the Loan Agreement, and other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity for the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Maker and Payee agree that Payee shall, with reasonable promptness after Payee discovers or is advised by Maker that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Maker and/or credit such excess interest against this Note then owing by Maker to Payee.  Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against Payee, Maker will provide written notice to Payee, advising Payee in reasonable detail of the nature and amount of the violation, and Payee shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note and then owing by Maker to Payee.  All sums contracted for, charged,

Ex 10.219

taken, reserved or received by Payee for the use, forbearance or detention of any debt evidenced by this Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note for so long as debt is outstanding.  As used hereunder the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Payee in accordance with the applicable laws of the State of Colorado (or applicable United States federal law to the extent that such law permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Colorado law), taking into account all Charges made in connection with the transaction evidenced by this Note and the other Loan Documents.  As used hereunder, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Payee in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.
9.Notices. All notices or other communications required or permitted to be given pursuant hereto will be given in the manner specified in the Loan Agreement.
10.Joint and Several. If more than one Person constitutes Maker, each Person constituting Maker hereunder will have joint and several liability for the obligations of Maker hereunder.
11.Governing Law. This Note will be governed by and construed in accordance with the laws of the State of Colorado.

[SIGNATURE PAGE FOLLOWS]

Ex 10.219

Maker:

LF3 RIFC, LLC,

a Delaware limited liability company

By:Lodging Fund REIT III OP, LP,

a Delaware limited partnership, its sole member

By: Lodging Fund REIT III, Inc.,

a Maryland corporation, its general partner

By:

Name:  Samuel C. Montgomery

Title:  Chief Financial Officer

LF3 RIFC TRS, LLC,

a Delaware limited liability company

By:Lodging Fund REIT III TRS, Inc.,

a Delaware corporation, its sole member

By:

Name:  Samuel C. Montgomery

Title:  Chief Financial Officer

Ex 10.219

Schedule 2

Required Repairs

Ex 10.219

Schedule 3

Organization of Borrower

** Comprised of various investors, all US residents or companies, none of which control LF3 RIFC, LLC or own, directly or indirectly, 20% or more of LF3 RIFC, LLC

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Schedule 4

Definition of Special Purpose Bankruptcy Remote Entity

A “Special Purpose Bankruptcy Remote Entity” means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter

(i)was and will be organized solely for the purpose of (A) owning the Property, (B) operating, leasing and financing the Property or (C) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property;

(ii)has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) the operation, leasing and financing of the Property, (C) acting as general partner of the limited partnership that owns the Property or (D) acting as a member of the limited liability company that owns the Property, as applicable;

(iii)has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable;

(iv)has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable);

(v)if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations or limited liability companies;

(vi)if such entity is a corporation, has and will have at least one Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100 percent of the members of its board of directors unless all of the directors and all Independent Directors will have participated in such vote;

(vii)intentionally omitted;

(viii)if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Property without the consent of the Lender for as long as the Loan is outstanding;

(ix)has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors and/or Independent Managers), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, take any Bankruptcy Action;

(x)has remained and will remain solvent and has maintained and will maintain adequate capital in light of its contemplated business operations;

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(xi)has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xii)has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns;

(xiii)has maintained and will maintain its books, records, resolutions and agreements as official records;

(xiv)has not commingled and will not commingle its funds or assets with those of any other Person;

(xv)has held and will hold its assets in its own name;

(xvi)has conducted and will conduct its business in its name only, and has not and will not use any trade name,

(xvii)has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person;

(xviii)has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xix)has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xx)has maintained and will maintain an arm’s-length relationship with its Affiliates;

(xxi) (a)if such entity owns the Property, has and will have no indebtedness other than the Permitted Indebtedness, or

(b)if such entity operates, leases and/or finances the Property, has and will have no indebtedness other than leasehold obligations to the owner of the Property, which are not evidenced by a promissory note and are paid when due, but in no event no more than 30 days of the date incurred,

(c)if such entity acts as the general partner of a limited partnership which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are not evidenced by a promissory note and are paid when due, but in no event no more than 30 days of the date incurred, or

(d)if such entity acts as a managing member of a limited liability company which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within 30 days of the date incurred;

(xxii)has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xxiii)has not and will not acquire obligations or securities of its partners, members or shareholders;

(xxiv)has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;

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(xxv)except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxvi)has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxvii)has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxviii) has not made and will not make loans to any Person;

(xxix)has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(xxx)has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxxi)has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation; and

(xxxii)will consider the interests of its creditors in connection with all corporate, partnership or limited liability company actions, as applicable.

“Independent Director” means in the case of a corporation, a natural person who has not been, and during the continuation of his or her service as Independent Director is not, directly or indirectly:

(i)an employee, manager, stockholder, director, member, partner, officer, attorney or counsel of the corporation or any of its Affiliates (other than his or her service as an Independent Director of the corporation),

(ii)a creditor, customer of, or supplier or other Person who derives any of its purchases or revenues from its activities with the corporation or any of its shareholders or Affiliates (other than his or her service as an Independent Director if such Person has been provided by a nationally-recognized company that provides professional independent managers),

(iii)a Person controlling or under common control with any such employee, manager, stockholder, director, member, partner, officer, attorney, counsel, customer, supplier or other Person, or

(iv)any member of the immediate family (including a grandchild or sibling) of a person described in clauses (i), (ii) or (iii) immediately above. A natural person who otherwise satisfies the foregoing definition will not be disqualified from serving as an Independent Director of the corporation because such person is an independent director or independent manager of a “Special Purpose Bankruptcy Remote Entity” affiliated with the corporation that does not own a direct or indirect equity interest in the corporation or any entity that is a co-borrower, or the member or general partner of a co-borrower, with the corporation if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors.

“Independent Manager” means in the case of a limited liability company, (a) a member that is a Special Purpose Bankruptcy Remote Entity, (b) a Special Purpose Bankruptcy Remote Entity that is not a member

Ex 10.219

or (c) a natural person who has not been, and during the continuation of his or her service as Independent Manager is not, directly or indirectly:

(i)an employee, manager, stockholder, director, member, partner, officer, attorney or counsel of the limited liability company or any of its Affiliates (other than his or her service as an Independent Manager or Special Member of the limited liability company),

(ii)a creditor, customer of, or supplier or other Person who derives any of its purchases or revenues from its activities with the limited liability company or any of its members or Affiliates (other than his or her service as an Independent Manager if such Person has been provided by a nationally-recognized company that provides professional independent managers),

(iii)a Person controlling or under common control with any such employee, manager, stockholder, director, member, partner, officer, attorney, counsel, customer, supplier or other Person, or

(iv)any member of the immediate family (including grandchildren or siblings) of a person described in clauses (i), (ii) or (iii) immediately above. A natural person who otherwise satisfies the foregoing definition will not be disqualified from serving as an Independent Manager of the limited liability company because such person is an independent manager or independent director of a “Special Purpose Bankruptcy Remote Entity” affiliated with the limited liability company that does not own a direct or indirect equity interest in the limited liability company or any entity that is a co-borrower with the limited liability company if such individual is an independent manager provided by a nationally-recognized company that provides professional independent managers.

“Single Member Bankruptcy Remote LLC” means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter

(i)complies with the following clauses of the definition of Special Purpose Bankruptcy Remote Entity above: (i), (ii)(A), (B) or (C), (iii), (iv), (ix), (x), (xi) and (xiii) through (xxxii);

(ii)has maintained and will maintain its accounts, books and records separate from any other person;

(iii)has and will have an operating agreement which provides that the business and affairs of such limited liability company will be managed by or under the direction of

(A)a board of one (1) or more directors designated by the sole member of the Single Member Bankruptcy Remote LLC (the “Sole Member”), and at all times there will be at least two duly appointed Independent Directors on the board of directors, and the board of directors will not take any action requiring the unanimous affirmative vote of 100 percent of the members of its board of directors unless, at the time of such action there are at least two members of the board of directors who are Independent Directors, and all of the directors and all Independent Directors will have participated in such vote or

(B)Sole Member, provided that at all times there will be at least two Independent Managers designated by Sole Member and the operating agreement provides that Sole Member will not take any Bankruptcy Actions without the unanimous affirmative vote of 100 percent of the Independent Managers;

(iv)has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding,

(A)upon the occurrence of any event that causes Sole Member to cease to be a member of such limited liability company (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in such limited liability company and the admission of the transferee, if permitted pursuant to the organizational documents of such limited liability company and the Loan Documents, or (y) the

Ex 10.219

resignation of Sole Member and the admission of an additional member of such limited liability company, if permitted pursuant to the organizational documents of such limited liability company and the Loan Documents), one of the Independent Managers will, without any action of any Person and simultaneously with Sole Member ceasing to be a member of such limited liability company, automatically be admitted as the sole member of such limited liability company (the “Special Member”) and will preserve and continue the existence of such limited liability company without dissolution,

(B)no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to such limited liability company as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Manager and

(C)except as expressly permitted pursuant to the terms of this Agreement, Sole Member may not resign and no additional member will be admitted to such limited liability company;

(v)has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding,

(A)such limited liability company will be dissolved, and its affairs will be would up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of such limited liability company or the occurrence of any other event which terminates the continued membership of the last remaining member of such limited liability company in such limited liability company unless the business of such limited liability company is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”) or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Act;

(B)upon the occurrence of any event that causes the last remaining member of such limited liability company to cease to be a member of such limited liability company or that causes Sole Member to cease to be a member of such limited liability company (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in such limited liability company and the admission of the transferee, if permitted pursuant to the organizational documents of such limited liability company and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of such limited liability company, if permitted pursuant to the organizational documents of such limited liability company and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member will be authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of such member in such limited liability company, agree in writing to continue the existence of such limited liability company and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such limited liability company, effective as of the occurrence of the event that terminated the continued membership of such member in such limited liability company;

(C)the bankruptcy of Sole Member or a Special Member will not cause such member or Special Member, respectively, to cease to be a member of such limited liability company and upon the occurrence of such an event, the business of such limited liability company will continue without dissolution;

(D)in the event of dissolution of such limited liability company, such limited liability company will conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of such limited liability company in an orderly manner), and the assets of such limited liability company will be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and

(E)to the fullest extent permitted by law, each of Sole Member and the Special Members will irrevocably waive any right or power that they might have to cause such limited liability company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of

Ex 10.219

such limited liability company, to compel any sale of all or any portion of the assets of such limited liability company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such limited liability company.

“Bankruptcy Action” means, with respect to any Person, if such Person

(i)makes an assignment for the benefit of creditors,

(ii)files a voluntary petition in bankruptcy,

(iii)is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings,

(iv)consents to, orchestrates or participates in the orchestration of, or files a petition or answer seeking for itself, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation,

(v)files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding,

(vi)seeks, consents to, orchestrates or participates in the orchestration of, or acquiesces in the appointment of a trustee, receiver, liquidator, sequestrator, custodian or any similar official of or for such Person or of all or any substantial part of its properties,

(vii)120 days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed,

(viii)within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated or

(ix)takes any action in furtherance of any of the foregoing.

Ex 10.219

Schedule 5

Service Contracts